UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Sovereign Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2008

Dear Fellow Shareholder:

Sovereign Bancorp, Inc. will hold its 2008 Annual Meeting of Shareholders on Thursday, May 8, 2008, 10:00 a.m. (Eastern Time) at Steiner Studios, 15 Washington Avenue, Brooklyn Navy Yard, Brooklyn, NY  11205 for the following purposes:

•                  To elect four Class III directors of Sovereign, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

•                  To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditor for the fiscal year ending December 31, 2008;

•                  To approve an amendment to the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan; and

•                  To transact such other business as may properly be presented at the Annual Meeting.

Shareholders of record at the close of business on February 29, 2008 are entitled to notice of, and to vote at, the Annual Meeting. Good corporate governance is a part of our heritage at Sovereign and I urge you to be a part of it by having your shares represented at the Annual Meeting.

In accordance with the new Securities and Exchange Commission rules, we are now furnishing our proxy materials to beneficial owners over the Internet. We believe that this new e-proxy process will expedite beneficial shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting. On March 24, 2008, we mailed to our beneficial shareholders a Notice containing instructions on how to (i) access our 2008 proxy statement and Annual Report to the Shareholders for the year ended December 31, 2007 and (ii) vote online. Please note that the Notice as well as the proxy statement also contain instructions on how you can receive a paper copy of the proxy statement and Annual Report. Registered shareholders will in receive by mail our proxy materials, including a copy of the 2008 proxy statement, and our Annual Report.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone or on the Internet or, if you have received a paper copy of the proxy card, you may complete, sign, date and return such proxy card in accordance with the instructions thereon and return in the envelope provided. None of the foregoing methods will prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you are unable to attend.

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) is required for admission to the Annual Meeting. Only shareholders who owned our common stock as of the close of business on February 29, 2008, will be entitled to attend the Annual Meeting. An admission ticket will serve as verification of your ownership.

•                  If your shares of common stock are registered in your name and you received your proxy materials by mail, an admission ticket is included with the proxy materials.

•                  If your shares of common stock are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares in person at the Annual Meeting, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on February 29, 2008.

I look forward to seeing you at the Annual Meeting. Thank you very much for your continued interest in Sovereign.

Sincerely,

P. Michael Ehlerman
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 8, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, May 8, 2008, at 10:00 a.m. (Eastern Time) at Steiner Studios, 15 Washington Avenue, Brooklyn Navy Yard, Brooklyn, NY  11205, for the following purposes:

(1)                                To elect four Class III directors of Sovereign, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

(2)                                To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditor for the fiscal year ending December 31, 2008;

(3)                                To approve an amendment to the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan; and

(4)                                To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on February 29, 2008 are entitled to notice of, and to vote at, the Meeting.

Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted at the Meeting. You may vote by telephone or on the Internet or, if you have received a paper copy of the proxy card, you may sign, date, and return such proxy card in accordance with the instructions thereon and return in the envelope provided.

By Order Of The Board Of Directors,

Gertrude M. Hackney
Secretary

Philadelphia, Pennsylvania

March 24, 2008

i

SOVEREIGN BANCORP, INC.

PROXY STATEMENT

Annual Meeting of Shareholders

May 8, 2008

The Board of Directors (the “Board”) of Sovereign Bancorp, Inc. (“Sovereign”) is soliciting proxies for use at its 2008 annual meeting of shareholders to be held on May 8, 2008, and at any postponement or adjournment of the meeting (the “meeting”). Please note that in this proxy statement, the “Company” and “we,” “our,” “us” and similar words refer to Sovereign.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the meeting?

At the meeting, shareholders will be asked to consider and vote on the following proposals:

•                 To elect four Class III directors of Sovereign, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

•                 To ratify the appointment by the Audit Committee of our Board of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008; and

•                 To approve an amendment to the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan, which we refer to as the “2004 Plan”, to (i) increase the maximum aggregate number of shares of our common stock, without par value (the “common stock”), for which restricted stock may be awarded under the 2004 Plan to equal 9,300,000, (ii) decrease the maximum aggregate number of shares of our common stock that may be granted as stock options to equal 4,450,000, and (iii) decrease the maximum aggregate number of shares of our common stock that are issuable under the 2004 Plan to equal 13,750,000.

Other business may be addressed at the meeting if properly presented at the meeting. However, at this time, we are not aware of any such other business. At the meeting, our management will present a report on our performance during the 2007 fiscal year and the first quarter of 2008, and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set February 29, 2008, as the record date for the meeting. If you were a shareholder of record at the close of business on February 29, 2008, you are entitled to vote at the meeting.

As of the record date, 482,157,734 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

Can you explain the new e-proxy access rules?

As permitted by rules recently adopted by the Securities and Exchange Commission (the “Commission” or the “SEC”), Sovereign is making this proxy statement and its Annual Report to the Shareholders for the year ended December 31, 2007 available to its shareholders electronically via the Internet. On March 24, 2008, we commenced a mailing to our beneficial shareholders of a Notice containing instructions on how to access this proxy statement and our Annual Report and to vote online. Holders of record will receive by mail our proxy materials, including a copy of the this proxy statement, and our Annual Report. Because beneficial owners received a Notice by mail, beneficial holders will not receive a printed copy of the proxy materials in the mail unless requested. Instead, the Notice instructs beneficial holders on how to access and review all of the important information contained in the proxy statement and our Annual Report. The Notice also instructs beneficial holders on how they may vote by submitting their proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 482,157,734 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be present in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•                 you are present and vote in person at the meeting; or

•                 you have properly submitted a proxy card by mail, telephone or Internet.

Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum.

What is the difference between a shareholder of record and a “street name” or beneficial holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the “beneficial owner” of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•                 over the telephone by calling 1-800-690-6903 and also by following the instructions on the Notice or proxy card;

•                 electronically, using the Internet at www.proxyvote.com and also by following the instructions on the Notice or proxy card; or

•                 if you have received your proxy materials by mail, by completing, signing and mailing the proxy card.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or on the Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or on the Internet, please refer to the specific instructions provided on the Notice or the proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the meeting.

If you hold your shares in “street name,” you must direct your broker or other nominee to vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and Internet voting is also encouraged for shareholders who hold their shares in street name.

How do I vote if my shares are held in the Sovereign Bancorp, Inc. Retirement Plan?

If you hold any shares in the Sovereign Bancorp, Inc. Retirement Plan (either 401(k) or ESOP shares), your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 5:00 p.m. Eastern time on May 5, 2008 in order to be voted at the meeting. In accordance with the terms of the plan, the trustee will vote shares allocated to participant accounts in accordance with the instructions submitted by plan participants at least three days prior to the meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Sovereign Retirement Plan, you may submit a proxy vote as described above, but you may not vote your Sovereign Retirement Plan shares in person at the meeting.

What vote is required for the election of directors or for the other proposals to be approved?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. Accordingly, the four nominees who receive the highest number of votes cast “FOR” at the meeting will be elected as Class III directors.

The affirmative vote of a majority of all votes cast is required for the approval of each other proposal properly presented at the meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008 and for the proposal to amend the 2004 Plan.

If you submit your proxy but “ABSTAIN” or “WITHHOLD” authority to vote on one or more proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum.

The rules of the New York Stock Exchange (“NYSE”) allow banks, brokers or other nominees to vote shares held by them on behalf of their “street name” customers on matters the NYSE determines to be “routine” (such as the uncontested election of directors), even though the bank, broker or nominee has not received instructions from its customer. A broker “non-vote” occurs when a bank, broker or nominee does not vote the shares because it has not received voting instructions from its customer and it does not have discretion to vote shares of street name holders because the matter is not considered “routine” under the NYSE rules.

As of the date of this proxy statement, the proposals with respect to the election of the Class III nominees for director as well as the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008 are “routine” matters. Therefore, a broker or other nominee may vote the shares of a street name holder in favor of such proposals if the broker or other nominee does not receive instructions from such street name holder.

Because directors are elected by a plurality of votes cast at the meeting, if you “WITHHOLD” authority to vote with respect to any nominee for election as a Class III director, this will have no effect on the election of the nominee. Because all other proposals properly presented at the meeting require the affirmative vote of holders of a majority of the votes cast at the meeting, abstentions and broker non-votes will have no effect on the vote.

Who will count the vote?

A representative of IVS Associates, Inc. (“IVS”) will tabulate votes and act as the independent inspector of election. IVS is a professional services organization specializing in independent tabulation and certification of voting results for shareholder meetings.

How does the Board recommend that I vote?

You will be asked to consider and vote on the following proposals submitted on behalf of the Board:

•                 Election of each of Joseph P. Campanelli, William J. Moran, Maria Fiorini Ramirez, and Alberto Sánchez as Class III directors;

•                 Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008; and

•                 Approving an amendment to the 2004 Plan to (i) increase the number of shares that Sovereign may award as restricted stock by 3,000,000 so that Sovereign may issue up to 9,300,000 shares as restricted stock under the 2004 Plan, (ii) decrease the maximum aggregate number of shares of our common stock that may be granted as stock options to equal 4,450,000, and (iii) decrease the maximum aggregate number of shares of our common stock that are issuable under the 2004 Plan to equal 13,750,000.

Your Board recommends that you vote “FOR” each of the nominees to the Board, “FOR” the ratification of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008, and “FOR” the amendment to the 2004 Plan.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or on the Internet and do not specify how you want to vote your shares, we will vote your shares:

•                 “FOR” all of the nominees for Class III director;

•                 “FOR” the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008; and

•                 “FOR” the amendment to the 2004 Plan.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, Internet or mail, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the meeting or how to vote or revoke your proxy, you should contact our Investor Relations at (800) 628-2673.

If you hold your shares in street name, contact your broker or other nominee regarding how to instruct your broker or other nominee to revoke your proxy and change your vote and any deadlines for the receipt of these instructions.

If you are a participant in the Sovereign Retirement Plan, you may revoke your proxy and change your vote as described above, but only until 5:00 p.m. on May 5, 2008.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, on the Internet or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by IVS, an independent third party.

How can I attend the meeting?

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who own our common stock as of the close of business on February 29, 2008, will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•                  If your shares of common stock are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•                  If your shares of common stock are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on February 29, 2008.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by Internet and mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries or fees, if any.

How is Santander going to vote its shares of common stock at the meeting?

As of the record date, Banco Santander Central Hispano, S.A. (“Santander”) owned 117,630,664 shares, or 24.4%, of common stock. Santander has indicated that it intends to vote all of these shares “FOR” each of the proposals to be presented at the meeting.

How is Relational going to vote its shares at the meeting?

Relational Investors, LLC (“Relational”) and its affiliates own and are entitled to vote 30,244,832 shares, or 6.27%, of our common stock. Under the terms of the Settlement Agreement between Sovereign and Relational, dated as of March 22, 2006 (the “Settlement Agreement”), Relational and its affiliates are required to vote “FOR” the election of the Board’s four Class III nominees for director. Under the terms of the Settlement Agreement, Relational may vote in its sole discretion on such other matters to be acted upon at the meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, including information regarding beneficial ownership of shares of our common stock outstanding as of the record date, for (i) our directors (which includes the four Class III nominees for election as directors), (ii) each of our named executive officers identified in the Summary Compensation Table herein, (iii) all of our directors and executive officers as a group, and (iv) each person or group owning more than 5% of our outstanding shares of common stock. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and such shares constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, (i) shares indicated as being subject to options are shares issuable within 60 days following February 29, 2008, the record date, including, but not limited to, through the exercise of outstanding and vested options under our equity compensation plans, and (ii) shares are not pledged as security.

	Age	Director Since	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock
Directors
Joseph P. Campanelli	51	2007	752,076	(2)	—
Gonzalo de Las Heras	68	2006	0	(3)
P. Michael Ehlerman	69	2002	55,255		—
Brian Hard	61	1999	53,872		—
Marian L. Heard	67	2005	11,502		—
Andrew C. Hove, Jr.	73	2002	43,861	(4)	—
William J. Moran	66	2006	4,331		—
Maria Fiorini Ramirez	60	2006	5,381		—
Juan Rodriguez-Inciarte	55	2006	0	(5)
Alberto Sánchez	44	2007	0	(6)
Cameron C. Troilo, Sr.	69	1997	732,565	(7)	—
Ralph V. Whitworth	52	2006	30,249,663	(8)	6.3%
Named Executive Officers
Mark R. McCollom	44	N/A	277,547	(9)	—
Salvatore J. Rinaldi	53	N/A	177,122	(10)	—
M. Robert Rose	56	N/A	65,468	(11)	—
Patrick J. Sullivan	52	N/A	100,170	(12)	—
James J. Lynch	58	N/A	281,269	(13)	—
All Sovereign directors and executive officers as a group (17 persons)	N/A	N/A	32,812,090	(14)	6.8%

Other Principal Holders
Banco Santander Central Hispano, S.A.	N/A	N/A	117,630,664	(15)	24.4%
c/o Banco Santander Central Hispano, S.A., New York Branch 45 East 53rd Street New York, NY 10022

Relational Investors, LLC	N/A	N/A	30,244,832	(16)	6.3%
12400 High Bluff Drive Suite 600 San Diego, CA 92130

Footnotes:

(1)                                Except as otherwise provided for herein, the table reflects data as of February 29, 2008 and as provided by each director and executive officer. The table also reflects shares of our common stock held by the trustee of the Sovereign Retirement Plan which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2)                                Includes: (a) 374,328 shares issuable upon exercise of outstanding options, (b) 22,995 shares held by the Sovereign Retirement Plan which are allocated to Mr. Campanelli’s account and over which he exercises voting power, (c) 161,122 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans and (d) 45,609 shares of our common stock under the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”), which is more fully described following the table captioned “Nonqualified Deferred Compensation Plans — 2007.” For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(3)                                Excludes 117,630,664 shares owned by Santander, as to which Mr. de Las Heras disclaims beneficial ownership. See footnote 15 to this table for more information regarding Santander’s ownership of our common stock.

(4)                                Includes 2,100 shares as to which Mr. Hove has shared voting or investment power.

(5)                                Excludes 117,630,664 shares owned by Santander, as to which Mr. Rodriguez-Inciarte disclaims beneficial ownership. See footnote 15 to this table for more information regarding Santander’s ownership of our common stock.

(6)                                Excludes 117,630,664 shares owned by Santander, as to which Mr. Sánchez disclaims beneficial ownership. See footnote 15 to this table for more information regarding Santander’s ownership of our common stock.

(7)                                Includes 520,855 shares as to which Mr. Troilo has shared voting or investment power.

(8)                                Mr. Whitworth is a Principal of Relational. Based on Amendment No. 9 to the Schedule 13D filed with the SEC on May 10, 2007 (as so amended, the “Relational 13D”), Relational is the sole general partner, or the sole managing member of the general partner of the following entities:  (a) Relational Investors, L.P., which holds 5,152,989 shares, (b) Relational Fund Partners, L.P., which holds 118,128 shares, (c) Relational Coast Partners, L.P., which holds 281,095 shares, (d) Relational Partners, L.P., which holds 121,125 shares, (e) RH Fund 1, L.P., which holds 3,478,800 shares, (f) RH Fund 2, L.P., which holds 2,572,018 shares, (g) RH Fund 4, L.P., which holds 862,601 shares, (h) RH Fund 6, L.P., which holds 660,020 shares, (i) RH Fund 7, L.P., which holds 308,188 shares, (j) Relational Investors III, L.P., which holds 279,435 shares, (k) Relational Investors VIII, L.P., which holds 4,956,898 shares, (l) Relational Investors IX, L.P., which holds 2,021,517 shares, (m) Relational Investors X, L.P., which holds 2,951,208 shares, (n) Relational Investors XI, L.P., which holds 1,595,062 shares, and (o) Relational Investors XV, L.P., which holds 615,385 shares. An additional 4,270,363 shares may be deemed to be beneficially owned directly by Relational, in its capacity as an investment adviser, and accounts managed by Relational. With respect to any of the foregoing shares, Mr. Whitworth disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Mr. Whitworth also beneficially owns 4,831 shares of our common stock which he received as compensation for his service as a director.

(9)                                Includes: (a) 174,417 shares issuable upon exercise of outstanding options, (b) 35,055 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans, (c) 24,674 shares held by the Sovereign Retirement Plan which are allocated to Mr. McCollom’s account and over which he exercises voting power and (d) 14,616 shares of our common stock under the Bonus Deferral Program. For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(10)                          Includes (a) 91,651 shares issuable upon exercise of outstanding options, (b) 20,484 shares held by the Sovereign Retirement Plan which are allocated to Mr. Rinaldi’s account and over which he exercises voting power, (c) 26,593 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans and (d) 5,276 shares of our common stock under the Bonus Deferral Program. For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(11)                          Includes 210 shares as to which Mr. Rose has shared voting or investment power. Includes (a) 24,726 shares issuable upon exercise of outstanding options, (b) 3,774 shares held by the Sovereign Retirement Plan which are allocated to Mr. Rose’s account and over which he exercises voting power, (c) 17,635 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans and (d) 6,969 shares of our common stock under the Bonus Deferral Program. For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(12)                          Includes (a) 26,250 shares issuable upon exercise of outstanding options, (b) 7,881 shares held by the Sovereign Retirement Plan which are allocated to Mr. Sullivan’s ‘s account and over which he exercises voting power, (c) 26,002 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans and (d) 12,493 shares of our common stock under the Bonus Deferral Program. For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(13)                          Includes (a) 149,173 shares issuable upon exercise of outstanding options, and (b) 48,570 shares of our common stock under the Bonus Deferral Program. For information regarding the vesting of outstanding stock option and restricted stock awards, see the table captioned “Outstanding Equity Awards at Fiscal 2007 Year End.”

(14)                          In the aggregate, these persons hold shared voting or investment power over 521,065 shares. The number and percentage of shares beneficially owned by them include (a) 840,545 shares issuable upon exercise of outstanding options, (b) 79,809 shares held by the Sovereign Retirement Plan allocated to the executive officers’ accounts and over which they exercise voting power, (c) 268,415 shares of our common stock awarded as restricted stock under one or more of our stock incentive plans and (d) 133,533 shares under the Bonus Deferral Program.

(15)                          Based on Amendment No. 8 to the Schedule 13D filed on June 15, 2007 with the SEC (as so amended, the “Santander 13D”), Santander beneficially owns 117,630,664 shares, or 24.4%, of our common stock.

(16)                          See footnote 8 to this table for information regarding Relational’s ownership of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and any persons owning 10% or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership with the Commission on Form 5.  Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the Commission.  The rules of the Commission regarding the filing of such statements require that “late filings” of such statements be disclosed in our proxy statement.  Based solely on our review of Forms 3 and 4 and amendments thereto furnished to Sovereign during the 2007 fiscal year and Forms 5 and amendments thereto furnished to Sovereign with respect to the 2007 fiscal year, and on written representations from our existing directors and executive officers that no Form 5 for any “late filing” was required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2007.

INFORMATION CONCERNING SOVEREIGN’S

GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

Corporate Governance Documents

A copy of our Code of Conduct and Ethics, our Corporate Governance Guidelines, our Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are available on our website at www.sovereignbank.com under the tab “Investor Relations” and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania  19610, by writing to Investor Relations by E-mail at investor@sovereignbank.com or by calling Investor Relations at (800) 628-2673.

Attendance of Meetings

Our Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, meetings of the committees on which they serve and our annual meeting of shareholders.

The Board met a total of nine times in 2007.  All directors who served in 2007 attended our 2007 annual meeting of shareholders, and each director attended at least 75% of the total number of meetings of the Board and its committees on which the director served during 2007 based on the number of such meetings held during the period for which each person served as a director or on a committee.  During 2007, our non-employee members of the Board met six times without management present, and Mr. Ehlerman presided over such meetings in his capacity as non-executive Chairman of the Board.  The Board plans to meet in executive sessions without management at least quarterly in 2008, with Mr. Ehlerman presiding over such meetings in his capacity as non-executive Chairman of the Board.

Stock Ownership Requirement

In accordance with our policy of aligning the interests of our directors and executive officers with our shareholders, we adopted in January 1998, and amended in August 2005 and again in January 2008, a policy under which our Chief Executive Officer and our other senior executive officers (i.e., in 2007, Messrs. McCollom and Rinaldi) are required to beneficially own shares of our common stock having a value of at least six times base salary and three times base salary, respectively, before an applicable deadline set forth in our policy.  In addition, Messrs. Rose and Sullivan, as executive officers, are required to beneficially own shares of our common stock having a value of at least one times base salary under the policy.  We calculate the target amount based on the base salary at the time the individual was hired or promoted to an initial or higher ownership requirement status.  Members of our executive management who are named executive officers in the Summary Compensation Table in this proxy statement were in compliance with the ownership requirements contained in the policy, taking into account each executive’s applicable deadline.

Similarly, under the policy, we require our non-employee directors to beneficially own shares of our common stock having a value of at least $200,000.  The required ownership date is the end of the fifth year following appointment to the Board.  Once a director satisfies the ownership requirement, the director does not have to acquire any more stock provided that the director does not sell any shares.  At December 31, 2007, all of our non-employee directors were in compliance with the ownership requirements contained in the policy, taking into account each director’s applicable deadline.  Because Messrs. de Las Heras, Rodriguez-Inciarte and Sanchez were elected to the Board as representatives of Santander (which, based on the Santander 13D, beneficially owns approximately 24.4% of our common stock) in accordance with the terms of the Investment Agreement between the Company and Santander (the “Investment Agreement”) , they are not required to meet the stock ownership requirements in their individual capacities.  Because Mr. Whitworth was elected to the Board as a representative of Relational (which, according to the Relational 13D, beneficially owns 6.3% of our common stock) in accordance with the terms of the Settlement Agreement, Mr. Whitworth is not required to meet the stock ownership requirement in his individual capacity.

Policies and Procedures for Review of Related Person Transactions

We have policies to approve all proposed transactions between Sovereign and its subsidiaries, on the one hand, and related persons (including directors, executive officers, owners of 5% or more of our common stock and affiliates of Sovereign Bank (including any company that controls Sovereign Bank and any other company that is controlled by the company that controls Sovereign Bank)), on the other hand.  Our policies require that all related person transactions be reviewed for compliance and applicable banking and securities laws and be approved by, or approved pursuant to procedures approved by, our Transactions with Affiliates Committee (except for loans to directors and officers that are subject to Federal Reserve Regulation O, which are handled under a different process).  Moreover, our policies require that all material transactions be approved by our Board of Directors or the Board of Directors of Sovereign Bank.

For additional information regarding any related person transactions involving our directors, please see “Election of Directors – Independence of Directors and Certain Relationships.”  For more information on loans to our directors and executive officers, which are subject to Federal Reserve Regulation O, see “Additional Information Regarding Directors and Officers-Loans to Directors and Executive Officers.”

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of our Code of Conduct and Ethics or our Code of Ethics for the Chief Executive Officer and Senior Financial Officers for any Sovereign director, senior financial officer or any other executive officer in 2007 or through the date of this proxy statement during 2008.  In the unlikely event that there is a waiver of our Code of Conduct of Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the waiver will be described on our website at www.sovereignbank.com under the tab “Investor Relations.”

Complaints and Concerns

Shareholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit such communication in writing addressed to Chairman of the Board, Sovereign Bancorp, Inc., c/o The Network, Inc., 333 Research Court, Norcross, GA 30092.  The Chairman determines, in his sole discretion and, if he elects, after consulting with in-house or outside counsel, the appropriate process for review and disposition of each communication received which does not involve an accounting or auditing matter, which may include a review by all non-management directors, a review by the Nominating and Corporate Governance Committee or a review by a panel composed of our General Counsel and Chief Auditor.  Bona fide communications, with the exception of those clearly of a marketing nature, are distributed to the full Board or to any individual director to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Chairman has the authority to discard the communication or forward to our Legal Department to take appropriate legal action regarding the communication.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our Audit Committee in writing addressed to Audit Committee Chair, Sovereign Bancorp, Inc., c/o The Network, Inc., 333 Research Court, Norcross, GA 30092.

ELECTION OF DIRECTORS

General Matters

Our Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than 25 members, as fixed by the Board from time to time.  The Board currently consists of 12 directors.  The Articles of Incorporation divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

The current members and Class composition of the Board are set forth in the following table:

Class I	Class II	Class III
(To Serve Until 2009)	(To Serve Until 2010)	(To Serve Until 2008)

Brian Hard	P. Michael Ehlerman	Joseph P. Campanelli
Gonzalo de Las Heras	Marian L. Heard	William J. Moran
Cameron C. Troilo, Sr.	Andrew C. Hove, Jr.	Maria Fiorini Ramirez
Ralph V. Whitworth	Juan Rodriguez-Inciarte	Alberto Sánchez

Please note the following arrangements between certain of our directors and Sovereign pursuant to which such director was or is to be selected as a director or nominee:

•                 Under the Investment Agreement, for so long as Santander beneficially owns at least 19.8% and not more than 24.9% of the outstanding shares of Sovereign’s common stock, Sovereign shall elect representatives of Santander to the Board.  Based on the current size of the Board as well as the terms of the Investment Agreement, Santander is entitled to designate three directors.  In accordance with the foregoing, Messrs. de Las Heras, Inciarte and Sánchez serve as Santander’s designees to the Board.

•                 Under the Agreement and Plan of Merger between Sovereign and Independence Community Bank Corp. (“Independence”), dated October 24, 2005, Sovereign was required to cause a person designated by the Board of Directors of Independence, who was not an employee of Independence or its subsidiaries and who was reasonably satisfactory to Sovereign, to be appointed to the Board effective at the closing of this merger.  In accordance with the foregoing, Mrs. Ramirez was appointed to the Board as a Class III director effective as of June 1, 2006.

•                 Under the terms of the Settlement Agreement, Sovereign (i) appointed Mr. Whitworth to the Board as a Class I director, effective on March 22, 2006, who was subsequently elected at the 2006 annual meeting of shareholders to serve for a three-year term, (ii) increased the Class III size of the Board by one on September 20, 2006 and appointed William J. Moran as a Class III director with a term expiring at the upcoming meeting, and (iii) appointed Mr. Whitworth as a member of our Executive, Audit and Compensation Committees (each committee on which he continues to serve, as well as serving on the Nominating and Corporate Governance Committee).  However, should Relational beneficially own less than 23,000,000 shares of our common stock, Mr. Whitworth, as Relational’s designee, would be required to resign from the Board immediately.

Nominees for Election as Class III Directors — Terms Expiring in 2011

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated (with each director abstaining as to his own nomination) Joseph P. Campanelli, William J. Moran, Maria Fiorini Ramirez and Alberto Sánchez for election as Class III directors of Sovereign with terms expiring at the 2011 annual meeting of shareholders.  Each of the nominees has consented in writing to being named in this proxy statement and to serve if duly elected by the shareholders.  If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board.  Sovereign, however, has no present reason to believe that any Class III nominee will be unable to serve as a director, if elected.

The four nominees who receive the highest number of votes cast “FOR” at the meeting will be elected Class III directors.  Shares represented by properly delivered proxies, unless indicated otherwise, will be voted “FOR” the election of the four nominees named above as Class III nominees with terms expiring at the 2011 annual meeting of shareholders.  Any shareholder who wishes to “WITHHOLD AUTHORITY” from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect.  Shareholders cannot cumulate their votes for the election of directors.  No proxy may be voted for a greater number of persons than the number of nominees named.

Independence of Directors and Certain Relationships

Pursuant to our Corporate Governance Guidelines and the applicable NYSE rules, our Board must consist of at least a majority of “independent” directors who meet the criteria for independence required by the NYSE and all other applicable legal requirements.  Except for Mr. Campanelli, all of our directors are non-employee directors.  The Board has affirmatively determined that all of our directors other than Mr. Campanelli are independent directors within the meaning of the NYSE rules, including:  P. Michael Ehlerman, Gonzalo de Las Heras, Brian Hard, Marian L. Heard, Andrew C. Hove, Jr., William J. Moran, Maria Fiorini Ramirez, Juan Rodriguez-Inciarte, Alberto Sánchez, Cameron C. Troilo, Sr. and Ralph V. Whitworth.

The NYSE rules permit the Board to adopt categorical standards to assist the Board in making determinations of independence and related disclosure.  The NYSE requires disclosure of any categorical standards adopted and a general statement that the independent directors meet the categorical standards without detailing the particular aspects of any immaterial relationships covered by such categorical standards.  Accordingly, the Board has adopted the categorical standards attached hereto as Appendix A.  These categorical standards are for guidance purposes and the Board endeavors to consider all relevant facts and circumstances in making a determination of independence.  The Board believes that our categorical standards are substantially similar to or more stringent than NYSE requirements and the categorical standards of our peers.

The Board, with the assistance of outside counsel, conducted its annual evaluation of director independence under NYSE rules and, with respect to directors serving on the Audit Committee, applicable SEC rules and regulations.  In connection with these reviews, the Board evaluated banking, commercial, charitable, consulting, social, familial or other relationships between each director or immediate family member and their related interests, on one hand, and Sovereign and its affiliates on the other, including those relationships described under “Additional Information Regarding Directors and Officers — Loans to Directors and Executive Officers.”  As a result of these evaluations, the Board affirmatively determined that each of our non-management directors serving on the Board is independent under applicable NYSE rules and regulations.

In connection with its annual evaluation of director independence, the Board considered certain relationships that are potentially not covered by Sovereign’s categorical standards, and therefore, the Board believes these relationships merit disclosure notwithstanding the fact that, with respect to most of these relationships, such disclosure may not be required under applicable NYSE or SEC rules or regulations:

•                  Marian L. Heard.  Mrs. Heard is a director of CVS Corporation, the largest retail pharmacy in the United States.  In connection with approximately 1,000 ATMs located in CVS stores, Sovereign has no contractual relationship with CVS and we make payments to an unaffiliated third party which owns the ATMs in the CVS stores.

•                  Cameron C. Troilo, Sr.:

•                  Lease Rental Relationships.  As of December 31, 2007, Mr. Troilo or his affiliates lease 24 commercial properties to other tenants, including Sovereign Bank and other banking tenants.  In 2007, Sovereign Bank paid total rental payments of $574,718 ($429,596 of actual rental payments and $145,121 of pass-through expenses and other adjustments) to Mr. Troilo for one location.  Sovereign Bank paid 6th & Bay Group, LLC, an entity in which Mr. Troilo owns a 50% equity interest, total rental payments of $114,201.96 ($86,246.52 of actual rental payments and $27,955.44 of pass-through expenses).  In March 2006, Mr. Troilo received a bona fide offer from another bank to lease 4,000 square feet to such other bank for annual rental payments that would be substantially more than the annual rent Sovereign Bank pays to Mr. Troilo for such space.  In 2005, Mr. Troilo offered to terminate all leases with Sovereign Bank in exchange for a one-time payment of $500,000, which Sovereign Bank declined to accept.  In September 2006, this offer was withdrawn due to changing market conditions.

•                  Commercial Banking Relationships.  As of December 31, 2007, Mr. Troilo and affiliated entities have 11 separate direct loans for the aggregate original amount of $22.5 million, with $17.8 million outstanding.  Sovereign’s net exposure being $10.7 million as a result of loan participation sold without recourse.  Pursuant to these loans, aggregate monthly payments of $125,247 (ranging from $1,215 to $25,318) are made to Sovereign, and approximately $1.125 million in interest and fees were paid to Sovereign.

•                  Ralph V. Whitworth.  Mr. Whitworth is founder, principal and one of two managing members of Relational, our second largest shareholder.  As permitted under the Settlement Agreement, Relational is seeking to uphold a court decision stating that a shareholder has the right to remove our directors without cause.  On March 2, 2006, the judge in the District Court action in the Southern District of New York between Sovereign and Relational issued a ruling that our directors may be removed without cause.  Sovereign disagrees with the District Court’s ruling under Pennsylvania law and its Articles of Incorporation and has filed an appeal of the ruling with the United States Court of Appeals for the Second Circuit (the “Second Circuit”).  Sovereign also petitioned the Second Circuit to certify questions to the Pennsylvania Supreme Court asking, among other things, whether under Pennsylvania law and the Articles of Incorporation a shareholder can seek to remove our directors without cause.  On December 21, 2006, the Second Circuit certified these questions to the Pennsylvania Supreme Court.  On March 4, 2008, the Pennsylvania Supreme Court heard oral argument concerning these questions of law.  The timing of any ultimate decision regarding these issues  cannot be determined at this time.  Sovereign and Relational also have other rights and obligations under the Settlement Agreement.

•                  Santander Relationship:  Messrs. Gonzalo de Las Heras, Juan Rodriguez-Inciarte and Alberto Sánchez.  The Board reviewed and considered the following:

•                  Messrs. de Las Heras, Rodriguez-Inciarte and Sánchez serve as executive officers of Santander or its affiliates.  As of the record date, Santander owned 117,630,664 shares, or 24.4%, of our common stock.

•                  Santander is the obligor on a $5,000 letter of credit supporting the debt of a Sovereign borrower.

•                  In May 2006, Santander’s capital markets group, Santander Investment Securities Inc., received approximately $800,000 in underwriting discounts in connection with our capital market initiatives to fund the acquisition of Independence Community Bank Corp.

•                  Pursuant to the order issued by the Board of Governors of the Federal Reserve System in connection with Santander’s investment in Sovereign, Santander is deemed to be in control of us for purposes of the U.S. Bank Holding Company Act and is expected to serve as a “source of strength” for Sovereign Bank, our wholly-owned banking subsidiary (“Sovereign Bank”).

•                  In January 2006, Santander extended a total of $425 million in an unsecured line of credit to Sovereign Bank for federal funds and Eurodollar borrowings and for the confirmation of standby letters of credit issued by Sovereign Bank.  This line of credit is at market rates, in the ordinary course of business and can be cancelled by either Sovereign Bank or Santander at any time and can be replaced by Sovereign at any time.  As of December 31, 2007, the average balance outstanding was $236 million, all of which was for confirmation of standby letters of credit.  Sovereign Bank paid approximately $589,927 in fees and $484,000 in interest to Santander in 2007 in connection with this line of credit, which, for the fiscal year ended December 31, 2007, comprised less than 0.005% of Santander’s net operating income and less than 0.003% of Santander’s combined gross operating income.

•                  In March 2007, Santander’s capital markets group, Santander Investment Securities Inc., received approximately $37,500 in underwriting discounts as co-manager in connection with our offering of $300 million of Senior Floating Rate Notes due 2010.

•                  ISBAN UK Limited, a Santander affiliate, is under contract with Sovereign Bank to provide technology consulting services focusing on improvements to current systems and analyzing and recommending new systems.  The fees paid by Sovereign Bank under the contract are $475,000 plus expenses. ISBAN UK Limited is also under contract with Sovereign Bank to provide technology consulting services focusing on systems design and integration.  The fees paid by Sovereign Bank under the contract are $1,200 per day for up to 300 days plus expenses.

•                  Ingenieria de Software Bancario, S.L., Branch US, an affiliate of Santander, is under contract with Sovereign Bank to provide advice with respect to implementing a single technological platform for Sovereign.  The fees paid by Sovereign Bank under the contract are $2,166,000.

•                  Miguel Angel Rodriguez Sola, a Santander consultant, provided advice with respect to the restructuring of Sovereign Bank’s retail banking strategy for a fee of $60,000 per month plus expenses.

•                  In November 2007, Santander Universidades, the major corporate social responsibility program for Santander, and Babson College, of which Mr. Campanelli is a trustee, entered into an educational partnership pursuant to which the parties will support a variety of projects in regions where Santander has a significant presence.  The first four projects includes scholarships for students from Latin American countries to spend time at Babson.  Santander is expected to invest approximately $500,000 annually in this partnership.

•                  Sovereign Bank provides U.S. deposit (free and investable balances) and other cash management services to Santander’s Latin American and European commercial clients.  Customer vetting procedures are the same as those that apply to other Sovereign customers.  Under a revenue sharing agreement, Santander receives 50% of the “net” margin on any deposits, which resulted in a fee to Santander for 2007 of $365,000.  There are currently 88 accounts and 43 customers with approximately $128 million in deposits outstanding at December 31, 2007 under this agreement.

•                  Sovereign Bank has agreed, for a short term trial period, to refer applicants who have been denied auto loans to Santander Consumer USA, Inc (“SCUSA”).  No transactions have closed under the agreement, but Sovereign Bank will receive a $125 fee for each loan that SCUSA closes with a referral.

•                  Sovereign Bank receives referrals from (i) Santander employees who are non-resident aliens and seeking mortgage loans, (ii) Santander of customers seeking commercial mortgage loans, and (iii) Santander of domestic trust and other private clients.  In each case, no fees are paid for these referrals, and the pricing, terms, and underwriting criteria for the loans are the same as those that apply to other Sovereign Bank customers.

•                  Sovereign and Santander have certain rights and obligations under the Investment Agreement, including those provisions, among other things, relating to a possible sale of Sovereign to Santander after a two-year standstill or to another institution approved by the Board and our shareholders, as well as provisions which affect the ongoing interaction between us and Santander including:

•                  Sovereign and Santander have an obligation to each appoint at least one of the other party’s employees to at least one position with direct reporting to the department head within each of its financial control department, internal audit department and risk management department.  Presently, one Santander representative is located in each of the Audit, Risk Management, and Marketing Departments;

•                  The affirmative vote of the Board, including at least one Santander director is required in order to expand our Board over 12 directors and amend our bylaws in any manner adversely affecting Santander; and

•                  In general, Santander must be notified of any acquisition proposals to acquire us, following which Santander has certain exclusive rights to negotiate an acquisition proposal; provided that any Santander acquisition must be approved by a majority of then non-Santander shareholders present and voting at the relevant shareholder meeting.

•                  The statement in the commentary to the NYSE listing standards that because “the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.”

Committees of the Board

Descriptions of certain Board’s committees are set forth below.

Audit Committee

Members:	Brian Hard, Chair
William J. Moran, Vice Chair
Marian L. Heard
Maria Fiorini Ramirez
Ralph V. Whitworth

Our Board has affirmatively determined that each member of the Audit Committee is independent as required under the NYSE’s listing standards and the SEC’s rules and regulations, and is “financially literate” as required by the NYSE’s listing standards.  The Board designated Mr. Moran, effective as of January 16, 2007, as the Committee’s “audit committee financial expert,” as such term is defined by SEC rules and regulations.  During the 2006 fiscal year through January 16, 2007, Mr. Ehlerman was the “audit committee financial expert.”

The Audit Committee is responsible for the appointment, compensation, oversight and termination of our independent auditor.  The Audit Committee is required to pre-approve audit and permissible non-audit services performed by the independent auditor.  The Audit Committee also assists the Board in providing oversight over the integrity of our financial statements, our compliance with applicable legal and regulatory requirements and the performance of our internal audit function.  The Audit Committee is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Audit Committee also regularly evaluates the independent auditor’s independence from us and our management, including approving consulting and other legally permitted non-audit services provided by our auditor and the potential impact of the services on the auditor’s independence.  The Audit Committee also meets periodically with our independent auditor and our internal auditors outside of the presence of our management, and possesses the authority to retain professionals to assist it with meeting its responsibilities without consulting with management.  In addition, all earnings releases are transmitted to Audit Committee members and reviewed prior to dissemination at a duly convened meeting of the Audit Committee.  The Audit Committee also reviews and discusses with management the use of pro forma information and financial information provided to analysts and rating agencies.  The Audit Committee also discusses with management and the independent auditors the effect of critical accounting policies, accounting initiatives and off-balance sheet transactions.

The Audit Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.  Our Audit Committee met 10 times in 2007.

The Audit Committee is governed by a written charter, which complies with the requirements of the NYSE’s listing standards and SEC rules and regulations.  A copy of the Audit Committee’s charter is posted on our website at www.sovereignbank.com under the tab “Investor Relations”.

Nominating and Corporate Governance Committee

Members:	Andrew C. Hove, Jr., Chair
Gonzalo de Las Heras
Brian Hard
Marian L. Heard
Juan Rodriguez-Inciarte*
Alberto Sánchez
Cameron C. Troilo
Ralph V. Whitworth

*  As an alternate to serve in the absence of Mr. de Las Heras.

Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as required under the NYSE’s listing standards.

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become Board Members, (ii) determining the composition of the Board and its committees, (iii) monitoring a process to assess the effectiveness of the Board and (iv) developing, implementing and overseeing the Company’s corporate governance principles.

In furtherance of its purpose, the Nominating and Corporate Governance Committee has the authority and responsibility to develop, and recommend to the Board for its approval, qualifications for director candidates and criteria for the selection of new directors, and to review these qualifications and criteria with the Board from time to time.  The Nominating and Corporate Governance Committee recommends to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.  The Nominating and Corporate Governance Committee strives to identify and recommend only those nominees who appear to possess the requisite skills and characteristics, which are described more specifically below under “Nominating and Corporate Governance Committee Process for the Selection of Nominee Candidates.”  The Nominating and Corporate Governance Committee also recommends to the Board the directors to be appointed to each committee of the Board.  When vacancies on the Board occur or otherwise at the direction of the Board, the Nominating and Corporate Governance Committee also leads the search for individuals qualified to become members of the Board and recommends to the Board candidates to become directors of the Company.

In addition, the Nominating and Corporate Governance Committee develops and recommends to the Board for its approval a set of corporate governance guidelines.  The Nominating and Corporate Governance Committee reviews these guidelines, as well as (i) the Company’s Code of Conduct and Ethics, (ii) the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, (iii) the Company’s Policy on Personal Securities Transactions, (iv) the Company’s Corporate Disclosure Policy, (v) the Company’s Policy on Material Non-Public Information and Personal Investing for Directors, Executive Officers and Affiliates and (vi) the Company’s Corporate Governance Guidelines, each on an annual basis or more frequently if appropriate, and recommends changes as the Nominating and Corporate Governance Committee deems necessary or appropriate.  The Nominating and Corporate Governance Committee also recommends to the Board an annual self-evaluation process for the Board and the committees of the Board, and oversees such self-evaluation process in a manner determined by the Board.  Finally, the Nominating and Corporate Governance Committee makes reports to the Board on succession planning and such other matters as may be requested by the Board.

The Nominating and Corporate Governance Committee met four times in 2007.

The Nominating and Corporate Governance Committee is governed by a written charter, which complies with the requirements of the NYSE’s listing standards.  A copy of the Nominating and Corporate Governance Committee’s charter is posted on our website at www.sovereignbank.com under the tab “Investor Relations”.

Compensation Committee

Members:	Marian L. Heard, Chair
Gonzalo de Las Heras
Brian Hard
Andrew C. Hove, Jr.
William J. Moran
Maria Fiorini Ramirez
Juan Rodriguez-Inciarte*
Ralph V. Whitworth

*  As an alternate to serve in the absence of Mr. de Las Heras.

Our Board has affirmatively determined that each member of the Compensation Committee (i) meets the NYSE’s listing standards relating to independence, (ii) is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, (iii) satisfies the requirement of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and (iv) meets all other applicable legal requirements.  The Compensation Committee, among other things, discharges the Board’s responsibilities relating to compensation of the Company’s directors, Chief Executive Officer and other executives.  For a more complete description of the process and evaluation performed by the Compensation Committee with respect to the foregoing, please see the section of this proxy statement entitled “Compensation Discussion and Analysis.”  The Compensation Committee met nine times in 2007.

The Compensation Committee is governed by a written charter, which complies with the requirements of the NYSE’s listing standards.  A copy of the Compensation Committee’s charter is posted on our website at www.sovereignbank.com under the tab “Investor Relations.”

Other Board Committees

The Board also maintains a number of other committees, including the Retirement Savings Plan Committee and the Executive Committee.  Our Retirement Savings Plan Committee, which met twice in 2007, presently consists of six directors, all of whom are independent directors under the NYSE’s listing standards.  Our Executive Committee has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board.  Our Executive Committee, which met once in 2007, consists of six directors, all of whom (other than Mr. Campanelli) are independent directors under the NYSE’s listing standards.

Nominating and Corporate Governance Committee Process for the Selection of Nominee Candidates

In accordance with our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics new Board members or nominees should possess as well as the composition of the Board as a whole.  This review includes assessment of the absence or presence of material relationships with the Company or others which might impact a director’s independence and objectivity, as well as consideration of diversity, age, skills, experience, time available and the number of other boards the member or nominee sits on in the context of the needs of the Board and the Company, and such other criteria as the Nominating and Corporate Governance Committee shall determine to be relevant from time to time.  Because of the complex and heavily regulated nature of the Company’s business, the Board has historically believed that prior experience in the financial services business and “hands on” familiarity with the regulatory requirements applicable to the Company and Sovereign Bank, is an important consideration for nomination and election as a director of the Company.

Nominees for election as directors are recommended by the Nominating and Corporate Governance Committee to the Board in accordance with the policies and principles described above and in its charter.  The invitation to join the Board is extended by the Chairman of the Board on behalf of the Board.

The Nominating and Corporate Governance Committee may from time to time hire an independent search firm to help identify and facilitate the Nominating and Corporate Governance Committee’s interview process of director nominees.

Because (i) the appointments to the Board of Messrs. de Las Heras, Rodriguez-Inciarte and Sánchez were required by the terms of the Investment Agreement, (ii) the appointments of Messrs. Whitworth and Moran were required by the terms of the Settlement Agreement and (iii) the appointment of Mrs. Ramirez was required by the terms of the Independence merger agreement, Sovereign did not follow its usual process and did not evaluate each of the foregoing characteristics normally considered in connection with the Board appointments required by the Investment Agreement, the Settlement Agreement and the Independence merger agreement.

The Nominating and Corporate Governance Committee considers nominees recommended by shareholders that are made in accordance with the procedures set forth in our bylaws.  Our bylaws provide that any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board by giving proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting.  Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive, except that the Nominating and Corporate Governance Committee will also review the performance of any potential nominee who serves on our Board or the Board of Sovereign Bank as an additional consideration which is not applied to potential nominees recommended by shareholders.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee can be found in the section entitled “Election of Directors – Compensation Committee.”  Mr. Hard has a lending relationship with Sovereign Bank, which was made, and presently is, in compliance with Regulation O.  For more information relating to loans to our directors, see “Additional Information Regarding Directors and Officers — Loans to Directors and Executive Officers.”  An affiliate of Santander, of which Messrs. de Las Heras, Rodriguez-Inciarte and Sánchez are executive officers, received underwriting discounts in connection with our capital market initiatives to fund the acquisition of Independence.  For more information regarding this transaction, see “Election of Directors — Independence of Directors and Certain Relationships —Santander Relationship: Messrs. Gonzalo de Las Heras, Rodriguez-Inciarte and Sánchez.”  With these exceptions, no member of the Compensation Committee (i) was, during the 2007 fiscal year, or had previously been, an officer of employee of Sovereign or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of Sovereign or a business relationship with Sovereign, in each case that would require disclosure under the applicable rules of the SEC.  No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of Sovereign, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

DIRECTORS OF SOVEREIGN

The principal occupation and business experience during the last five years of, and other information with respect to, each of our eight continuing directors and the Board’s four Class III nominees for director is below.  Except as otherwise indicated, none of the corporations or organizations listed below are a parent, subsidiary or other affiliate of Sovereign.

JOSEPH P. CAMPANELLI. Age 51. Mr. Campanelli is President and Chief Executive Officer of Sovereign. Mr. Campanelli joined Sovereign Bank in 1997 when it acquired Fleet Financial Group’s indirect auto lending business, which he had headed. He became President and Chief Operating Officer of our New England Division in 1999 when Sovereign acquired 268 branches that Fleet had to divest after its merger with Bank Boston Corp. Mr. Campanelli played an active role in the branches’ acquisition and integration, which at the time was the largest branch divestiture in U.S. history.

Prior to establishing our presence in New England, Mr. Campanelli spent nearly 20 years serving in a variety of executive positions with both Fleet and Shawmut Bank. He began his banking career in Hartford, Connecticut in 1979.

Recognized as an innovative leader, Mr. Campanelli has been instrumental in establishing key economic development programs with a variety of agencies and industry groups. As a member of the Massachusetts Job Growth Task Force, he introduced two programs in conjunction with State Treasurer Timothy Cahill designed to encourage job growth and home ownership in the Commonwealth: The Sovereign Bank Job Foundation Loan Program for small businesses and the Massachusetts Educator Home Loan Program.

Mr. Campanelli is Chairman of the Massachusetts Business Roundtable, a non-profit, nonpartisan, statewide public affairs organization of CEOs representing Massachusetts’ leading industry and business enterprises. Mr. Campanelli also serves as Chairman of the board of trustees for Tufts Medical Center. In addition, he serves as a director and plays a leadership role with the United Ways of New England. He is also a director of the Boys and Girls Club of Boston and serves on the board of trustees at Suffield Academy in Suffield, Connecticut and Babson College in Wellesley, Massachusetts.

Mr. Campanelli was appointed to the Board, as a Class III director, effective on January 16, 2007. He serves on our Executive Committee.

GONZALO DE LAS HERAS. Age 68. Mr. Gonzalo de Las Heras joined Santander in 1990. He is Executive Vice President of Grupo Santander, supervising its U.S. business. He is Chairman of Santander Bancorp, Puerto Rico; Banco Santander International, Miami; Santander Trust & Bank (Bahamas) Limited, and Banco Santander (Suisse). Prior to that, Mr. de Las Heras held various positions at J.P. Morgan, lastly as Senior Vice President and Managing Director heading its Latin American division. He served as a Director of First Fidelity Bancorporation until its merger with First Union.

Mr. de Las Heras has a law degree from the University of Madrid and as a Del Amo Scholar pursued postgraduate studies in Business Administration and Economics at the University of Southern California.

From 1993 to 1997, Mr. de Las Heras served on the New York State Banking Board. He is chairman of the Foreign Policy Association, a Trustee and past chairman of the Institute of International Bankers, and a Director of both The Spanish Institute and the Spain-US Chamber of Commerce.

Mr. de Las Heras was appointed to the Board as a Class I director, effective on October 6, 2006, pursuant to the terms of the Investment Agreement. Mr. de Las Heras serves on our Compensation, Executive, Nominating and Corporate Governance, and Retirement Savings Plan Committees.

P. MICHAEL EHLERMAN. Age 69. Mr. Ehlerman served as Chairman of Yuasa Battery, Inc. (a leading manufacturer of motorcycle and sports craft batteries) from 2000 through June 30, 2007, as Chairman and CEO from October 2000 until October 2003, as Vice Chairman and CEO of Yuasa Inc. from 1998 until 2000, and as President and COO of Yuasa’s predecessor company from 1991 until 1998. He also served as a director of Yuasa Corporation (Japan) from June 1998 to June 2005. Yuasa Corporation (Japan) is a subsidiary of GS Yuasa Corporation, a publicly held corporation which is headquartered in Japan and listed on the Tokyo Stock Exchange and the Osaka Stock Exchange. Mr. Ehlerman retired from Yuasa in 2007. Mr. Ehlerman also served as Executive Vice President of Finance of Exide Corporation, one of the world’s largest publicly owned automotive and industrial battery manufacturers, and held other senior executive financial and accounting positions with Exide’s predecessor entities from 1977 to 1991. During his long career in finance and accounting, Mr. Ehlerman also served on the internal audit staff at General Electric Company and as assistant controller at United States Gypsum Company.

Mr. Ehlerman was elected to the Board in September 2002. In January 2007, Mr. Ehlerman was elected Chairman of the Board of Sovereign. Mr. Ehlerman served as Co-Lead Director of the Board between October 2006 and January 2007. Mr. Ehlerman chairs our Executive Committee.

BRIAN HARD. Age 61. Mr. Hard has been a director of Penske Corporation, a $17 billion closely held and diversified transportation services holding company, since 2001. Penske Corporation’s subsidiaries operate globally in a variety of segments, including retail automotive, truck leasing, transportation logistics, transportation component manufacturing, and high-performance racing. Mr. Hard became a director and President of Penske Truck Leasing Co., LP, a $4 billion global company, in 1988. Penske Truck Leasing Co., LP is a joint venture of Penske Corporation and General Electric Company and is one of the leading global transportation services companies, employing approximately 20,000 people, operating more than 200,000 vehicles and serving customers from nearly 1,000 locations in the U.S., Canada, Mexico, South America, Europe and Asia. As President of Penske Truck Leasing Co., LP, Mr. Hard is responsible for its overall business operations, including its financial condition and results of its operations. Mr. Hard has also served as a director of the Reading Hospital and Medical Center since 1988 and as a Trustee of Franklin & Marshall College since July 2004.

Mr. Hard was elected to the Board in November 1999. Mr. Hard has served as a member of our Audit Committee and has chaired our Audit Committee since 2000. Mr. Hard also serves on our Compensation, Executive, Nominating and Corporate Governance and Retirement Savings Plan Committees.

MARIAN L. HEARD. Age 67. Mrs. Heard is currently the President and Chief Executive Officer of Oxen Hill Partners, specialists in leadership development programs. On June 2, 2006, Mrs. Heard was elected to the board of BioSphere Medical, Inc., a publicly-traded company specializing in the development and commercialization of bioengineered microspheres for use in embolization. Mrs. Heard has served as a director of CVS since 1999, a publicly held corporation listed on the NYSE and the largest retail pharmacy in the United States with more than 6,200 retail and specialty pharmacy stores across 38 states. In 2007 CVS merged with Caremark and the combined company is ranked#51 on the Fortune 500 list. She has served on the Audit, Nominating and Corporate Governance Committees of CVS since 2000 and recently rotated off of the Management Planning Committee. She has served as a director of Liberty Mutual Holding Company, Inc., a holding company for the family of Liberty Mutual Group insurance companies since 1994. Liberty Mutual Group is a leading global insurer and the sixth largest property and casualty insurer in the United States. In 2007, Liberty Mutual Group ranked 95th on the Fortune 500 list of largest companies in the U.S. based on 2007 revenue. Mrs. Heard has served as a director of Blue Cross and Blue Shield of Massachusetts since 1992. Mrs. Heard served as a director of Fleet Bank of Massachusetts from 1992 to 1998 and subsequently Fleet Financial Corporation from 1998 until it was acquired by Bank of America in 2004. Fleet was the seventh largest banking institution in the U.S. and listed on the NYSE when it announced its merger with Bank of America. Mrs. Heard was appointed President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of the United Way of New England in February 1992. Mrs. Heard retired from the United Way in July 2004. During the last two years of her tenure, the United Way of Massachusetts Bay was number one among United Ways in America in the leadership giving category.

Mrs. Heard was elected to the Board in 2005. She is the chair of our Compensation Committee and also serves as a member of our Audit, Nominating and Corporate Governance, and Retirement Savings Plan Committees.

ANDREW C. HOVE, JR. Age 73. Before joining Sovereign, Mr. Hove served as the Vice Chairman and then as the Acting Chairman of the Federal Deposit Insurance Corporation, Washington, D.C. from 1990 until his retirement in January 2001. Prior to 1990, he served as Chairman and Chief Executive Officer of Minden Exchange Bank & Trust Co., headquartered in Nebraska. Mr. Hove also served as President of the Nebraska Bankers Association and acted as Vice President, American Bankers Association, representing Nebraska. Since March 15, 2002, Mr. Hove has served as a director of Great Western Bancorporation, Inc., a bank holding company headquartered in Omaha, Nebraska (formerly known as Spectrum Bancorporation, Inc.). Great Western operates banking locations in Nebraska, South Dakota, Iowa, Missouri and Kansas. Due to geographic location and size considerations, Great Western does not compete with Sovereign in any material respect. Mr. Hove served as a director of Wilber Co., a bank holding company located in Wilber, Nebraska, until April 2007. He has served as a public director of Federal Home Loan Bank of Topeka since April 2007.

Mr. Hove became a director of Sovereign in February 2002. Mr. Hove chairs our Nominating and Corporate Governance Committee and also serves on our Compensation and Executive Committees.

WILLIAM J. MORAN. Age 66. Mr. Moran retired from JPMorganChase in June 2005 as Executive Vice President and General Auditor.

Mr. Moran became Executive Vice President and General Auditor of J.P. Morgan Chase & Co. on January 1, 2001. Prior to the merger with J.P. Morgan Incorporated, he was General Auditor of the Chase Manhattan Corporation, a position he held since 1992. He was named Executive Vice President in 1997. Prior to becoming General Auditor, Mr. Moran held various positions in Auditing, including Director of

Electronic Data Processing (EDP) Audit and Systems Review Executive; Director of Corporate, Subsidiary and MIS Audit and 1985 he was named the Director of the Western Hemisphere Audit Group. In that capacity he had responsibility for Chase’s Special Investigations unit and audits of various head office areas, subsidiaries of the Corporation and businesses in the Caribbean and South America.

Mr. Moran is a Certified Public Accountant and a Certified Bank Auditor. Prior to joining the Chase Manhattan Bank in 1975, he was with the accounting firm of Peat, Marwick, Mitchell & Co. (KPMG) for nine years, and was responsible for audits of companies in several industries. His specialty was audits of financial institutions.

Mr. Moran was appointed to our Board, as a Class III director, effective September 20, 2006, pursuant to the terms of the Settlement Agreement. He is the vice-chair of our Audit Committee and also services on our Compensation Committee. On January 16, 2007, the Board designated Mr. Moran as our Audit Committee’s “audit committee financial expert.”

MARIA FIORINI RAMIREZ. Age 60. Mrs. Ramirez is President and Chief Executive Officer of Maria Fiorini Ramirez, Inc., an independent global economic and financial consulting firm formed in August 1992. Prior to our acquisition of Independence, Mrs. Ramirez served on the Board of Directors of Independence for six years. Since April 2000, Mrs. Ramirez has served as a director of the Independence Community Foundation. In February 2006, Mrs. Ramirez was appointed to the Board of Directors of Security Mutual Life located in Binghamton, New York. In April 2005, she was appointed a director of AMF Funds Chicago, a family of fixed income funds, and, in February 2004, she was appointed a director of Schroder Hedge Funds based in Bermuda. Mrs. Ramirez was appointed a trustee of Pace University in May 2002. In February 1996, she was appointed to the Investment Policy and Product Review Committees of Edward Jones & Co., an investment firm based in St. Louis.

Mrs. Ramirez served as a director of Arlington Capital, London, a private equity firm, from 1991 to 2000. From 1996 to 1998, she served as a director of the mutual funds group of Security Benefit Life Insurance Company in Topeka, Kansas. From 1989 to 2000, Mrs. Ramirez served as a director of Statewide Savings Bank, S.L.A. in New Jersey. In 1974, Mrs. Ramirez joined Merrill Lynch where during her 10-year tenure she was appointed First Vice President and Senior Money Market Economist. Mrs. Ramirez became a Senior Vice President and Senior Money Market Economist at Becker Paribas in 1984 when the firm was acquired by Merrill Lynch. From 1984 to 1990, she was a Managing Director and Money Market Economist for Drexel Burnham Lambert.

Mrs. Ramirez was elected to our Board, as a Class III director, effective June 1, 2006, pursuant to the terms of the Independence merger agreement.

She chairs our Retirement Savings Plan Committee and also serves on our Audit and Compensation Committees.

JUAN RODRIGUEZ-INCIARTE. Age 55. Mr. Rodriguez-Inciarte is currently an Executive Director of Santander. He joined Santander in 1985 as a Director and as Executive Vice President, Banco Santander de Negocios. He was appointed Executive Vice President of Santander in 1989. Between 1991 and 1999 he served as a Director of Banco Santander, S.A. Mr. Rodríguez-Inciarte also serves as Vice Chairman of Abbey National plc and Santander Consumer Finance, S.A. and Director of Compañía Española de Petróleos, S.A. (CEPSA) and RFS Holding.

Mr. Rodriguez-Inciarte was appointed to the Board, as a Class II director, effective May 31, 2006, pursuant to the terms of the Investment Agreement. In the absence of Mr. de Las Heras, Mr. Rodriguez-Inciarte serves on our Compensation, Executive, Nominating and Corporate Governance, and Retirement Savings Plan Committees. He also served as a Co-Lead Director of our Board between October 2006 and January 2007.

ALBERTO SÁNCHEZ. Age 44. Mr. Sánchez is President and Chief Executive Officer of Santander Investment Securities Inc., an affiliate of Santander, and heads the corporate development group of Santander Consumer Finance. Since 1997, Mr. Sánchez has held the following positions within the Santander organization:  Head of Equity Research; Head of Latin American Equities; and Head of Spanish Equities and Macroeconomics Research. Mr. Sánchez serves as a Director of Santander Consumer USA. He also serves as a Director of the Greenwich Village Orchestra. Mr. Sánchez was appointed to our Board, as a Class III director, effective March 16, 2007, pursuant to the terms of the Investment Agreement. He serves as a member of our Nominating and Corporate Governance Committees.

CAMERON C. TROILO, SR. Age 69. Mr. Troilo is the President and Chief Executive Officer of Cameron C. Troilo, Inc., a holding company for various entities engaged in commercial real estate development, construction, leasing and management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989.

Mr. Troilo was elected to the Board in 1997. Mr. Troilo serves on our Executive, Nominating and Corporate Governance, and Retirement Savings Plan Committees.

RALPH V. WHITWORTH. Age 52. Since 1996, Mr. Whitworth has been a principal of Relational, a private investment firm with approximately 40 employees and approximately $6.5 billion of assets under management. Since 2000, Mr. Whitworth has been a member of E-celerator fund, LLC, a private investment firm with approximately three employees and $7.5 million assets under management. He is a former principal of Relational Advisors LLC (1997-2005; approximately 35 employees), a NASD registered broker dealer and investment bank. He is the former chairman of the board of Apria

Healthcare Group Inc. (1998-2005), former chairman of the board of Waste Management, Inc. (1999; director 1998-2004), and a former director of Mattel, Inc. (2000-2003), Tektronix, Inc. (1999-2002) and Sirius Satellite Radio, Inc. (1994-2001).  Mr. Whitworth is also a director of privately-held Titan Investment Partners, LLC, an investment fund which focuses on emerging companies, and a director of Sprint Nextel Corp. (NYSE: S).

From 1988 to 1996, Mr. Whitworth served as president of Whitworth and Associates, a Washington, D.C.-based advisory firm, which advised major corporations and investors on investments, acquisitions, and corporate governance matters.  He was also President of Development at United Thermal Corporation from 1989 to 1992, and was a member of its board of directors.

Previous experience includes four years as assistant to the general partner at Mesa Limited Partnership, which during his tenure was the nation’s largest independent oil and gas exploration and production company.  Mr. Whitworth also held the pro bono position of President of the United Shareholders Association, and while doing so, authored the petition for rule making which culminated in a major overhaul in 1992 of the Commission’s shareholder communication and compensation disclosure rules.  In addition, he served on the U.S. Senate Judiciary Committee staff of Senator Paul Laxalt from 1981 to 1984.

Mr. Whitworth was appointed to the Board as a Class I director, effective on March 22, 2006, pursuant to the terms of the Settlement Agreement.  As required by the Settlement Agreement, Mr. Whitworth serves on our Audit, Compensation and Executive Committees.  He also serves on our Nominating and Corporate Governance Committees.

COMPENSATION RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding (i) our general philosophy and objectives behind executive compensation, (ii) the role and involvement of the parties in the analysis and decisions regarding our executive compensation, (iii) the general process of determining our executive compensation, (iv) the rationale behind the components of our executive compensation and (v) each component of our executive compensation.

General Philosophy and Objectives

The fundamental principles we follow in designing and implementing our executive compensation programs are to (i) link pay to performance, (ii) align to an appropriate extent the interests of management with those of our shareholders and (iii) use our compensation practices to support our core values and strategic mission and vision.  In addition, the following principles influence and guide the Compensation Committee’s compensation decisions:

•                  The Compensation Committee examines our business plan and strategic objectives in order to ensure that its compensation decisions attract and retain leaders and reward them for achieving our strategic objectives.

•                  At the core of our compensation philosophy is our belief that we should link pay directly to performance.  This philosophy guides our compensation-related decisions:

•                  A substantial portion of executive officer compensation is contingent and variable on achievement of objective corporate and/or individual performance objectives.

•                  The Compensation Committee believes that total compensation should generally increase with position, responsibility, and greater ability to influence our achievement of targeted results and strategic initiatives.

•                  As position and responsibility increases, a greater portion of the executive officer’s total compensation becomes performance-based and contingent on the achievement of performance objectives.

•                  Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term appreciation in the value of our common stock.

•                  Our equity compensation plans do not permit discounted stock options, reload stock options, or re-pricing of stock options.

The Parties Involved in Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee has the responsibility for adopting and reviewing our executive compensation philosophy so that it reflects our mission, vision, values, and long-term strategic objectives.  More specifically, the fundamental authority and responsibilities of the Compensation Committee are to:

•                  Administer our executive compensation programs in a manner that furthers our strategic goals and serves the interests of our shareholders;

•                  Establish compensation-related performance objectives for executive officers that support our strategic goals and initiatives;

•                  Evaluate the job performance of the Chief Executive Officer in light of the established goals and objectives;

•                  Determine the total compensation levels of the senior executive officers and allocate total compensation among the various components of compensation in accordance with our executive compensation philosophy;

•                  Administer our equity compensation and other incentive compensation plans;

•                  Make recommendations to the Board regarding equity-based and incentive compensation plans;

•                  Make recommendations regarding succession plans for senior executive officers; and

•                  Recommend to the Board the compensation arrangements with respect to our non-employee directors.

The Role of Management

Management also plays an important role in the compensation process.  The most significant aspects of management’s role in the compensation process are:

•                  Evaluating team member performance (other than their own);

•                  Recommending business performance targets and objectives; and

•                  Recommending salary levels, and equity and incentive awards for executive and other employees who report to them.

Our Chief Executive Officer also participates in Compensation Committee meetings at the Compensation Committee’s request to provide:

•                  Background information regarding our strategic goals and initiatives;

•                  Evaluation of the performance of senior executive officers; and

•                  Compensation recommendations for the senior executive officers (other than himself).

The Role of Outside Independent Compensation Advisors

The Compensation Committee charter grants the Compensation Committee the ability to hire advisors and consultants to assist the Compensation Committee in meeting its obligations under its charter.

To this end, in the fall of 2005, the Compensation Committee retained Hewitt Associates (“Hewitt”) to assist the Compensation Committee in identifying specific peer group companies and to provide research with respect to compensation programs and compensation levels among these peer companies.  Hewitt also served as the Compensation Committee’s compensation consultant in 2006 and 2007.  The total amount of fees for services provided in 2007 for compensation-related services provided by Hewitt was $149,304.  The Company did not pay any fees to Hewitt for non-compensation related services.

Sovereign has a Compensation Consultant Policy that governs the retention of any compensation consultant.  The purpose of this policy is to ensure that any compensation consultant retained by the Company to assist the Compensation Committee in the evaluation of director and/or Chief Executive Officer compensation or with Sovereign’s compensation plans, policies and programs is independent.  This policy and the Compensation Committee charter provide that:

•                  The Compensation Committee has the power to hire and fire any compensation consultant, and as a result, (i) the compensation consultant must report directly to the Compensation Committee chair and (ii) the Compensation Committee may contact the compensation consultant without any interaction from the Company’s management.

•                  Should Sovereign management desire to engage the compensation consultant to provide services for Sovereign management, such engagement will only occur after the Compensation Committee reviews such engagement and confirms that the engagement would not compromise the independence of the compensation consultant.

•                  Sovereign management has the opportunity to review and comment on the advice and recommendations provided by the compensation consultant, but it shall not override them or control which materials are sent to the Compensation Committee.

•                  The Compensation Committee regularly evaluates the compensation consultant’s effectiveness, with the consultant either informed of the findings or actively involved in soliciting feedback.  The Compensation Committee reviews the advisability of a compensation consultant rotation not less frequently than every three years.

•                  Sovereign is prohibited from employing any individual who worked on Sovereign’s account during the prior year for a period of one year after leaving the employ of the compensation consultant.

The Process

The Compensation Committee’s process begins with establishing corporate performance objectives for senior executive officers in the first quarter of each fiscal year.  The Compensation Committee engages in an active dialogue with the Chief Executive Officer and other senior executive officers concerning strategic objectives and performance targets.  The Compensation Committee reviews the appropriateness of the financial measures used in our incentive plans and the degree of difficulty in achieving specific performance targets.  The Compensation Committee establishes corporate performance objectives based on pre-established earnings per share and other goals for us or one or more of our business units.

Together with the performance objectives, the Compensation Committee established targeted total compensation levels for each of the senior executive officers.  In making its determination, the Compensation Committee considers a number of factors.  While a review of historical compensation levels and competitive pay practices at our peer companies is a critical component, even more important is the Committee’s review of the relative compensation levels among our senior executive officers as a group, industry conditions, corporate performance compared to peer companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Compensation Committee also determines the portion of total compensation that will be contingent, performance-based pay.  Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

During each fiscal year, the Compensation Committee meets as often as necessary to perform its duties and responsibilities.  At each of its meetings, the Compensation Committee receives and reviews materials in advance of each such meeting, which may include:

•                  Financial reports on year to date performance versus budget and comparison to prior year performance;

•                  Reports on levels of achievement of individual and corporate performance objectives;

•                  Reports on our strategic objectives and budget for future periods;

•                  Reports on both current and past performance versus a peer group of companies;

•                  Information on the senior executive officers’ stock ownership holdings;

•                  Information with respect to equity compensation awards;

•                  Estimated value of equity awards (using a Black-Scholes evaluation methodology);

•                  Tally sheets setting forth the total compensation of the senior executive officers which includes, base salary, cash incentives, equity awards, perquisites, deferred compensation as well as amounts payable to the executives upon voluntary or involuntary termination, retirement, or following a change in control; and

•                  Information regarding compensation programs and compensation levels at peer companies identified by our compensation consultant or by the Compensation Committee.

Finally, with respect to process and in accordance with the provisions of the Compensation Committee’s charter, the Compensation Committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.  To this end, during 2006, we undertook an extensive review of our executive compensation programs.  This review resulted in recommended program changes approved by our Board for 2007 and beyond that directly support our existing philosophy to deliver competitive programs that are easily understood and succinctly aligned to corporate performance goals.  Our overall pay philosophy is to pay at the median (50%) level of our peer group (as discussed below under the subsection “Benchmarking”) for each element of executive compensation.

The Rationale Behind Our Executive Compensation

Business Context

We are committed to maximizing shareholder value by aggressively building our business lines and units through an entrepreneurial, local market strategy.  We have transformed our historical model of significant expansion through merger and acquisition activity to a balanced organic growth model to achieve ongoing, consistent increase in revenues, earnings per share, and return on equity.  The success of this model is dependent on a highly skilled executive team of unquestioned integrity committed to delivering creative solutions for driving increased market share and customer loyalty.  As a result, we have adopted guiding compensation principles that are intended to directly align the interests of executives with shareholders in accomplishing these objectives.

Benchmarking

When making compensation decisions, we also look at the compensation of our senior executive officers relative to the compensation paid to similarly-situated executives at companies that we consider to be our peers—this is often referred to as “benchmarking.”  We use the same peer group in this benchmarking analysis that we use to assess business performance.  The peer group will change over time as needed by adding or replacing major U.S. financial services companies to reflect our asset size and other factors.

We believe that information regarding pay practices at peer companies is useful because we recognize that our compensation practices must be competitive if we are to attract and retain quality executives.  Accordingly, we review compensation levels for our senior executive officers against compensation levels at the companies in the peer groups identified by our compensation consultant.  It should be noted, however, that this benchmarking analysis is but one of the many factors that we consider in assessing the reasonableness of our compensation package.

We base executive compensation opportunities on peer group information to determine competitive levels for base salary, short- and long-term incentives, and executive benefits and perquisites.  We base actual compensation on competitive pay levels as well as individual positions in the executive group.  We review our executive compensation programs annually, using an executive compensation consulting firm.  Hewitt worked with the Compensation Committee from late 2005 through 2006 and with our Human Resources Department in 2007.  We generally do not use formulas to allocate compensation between long- and short-term compensation or between equity and non-equity awards, rather we target all compensation components, base salary, annual and long-term incentives (including equity awards), benefits, and perquisites, at median market levels compared to our peer group, with the variable components having significant upside potential and downside risk to reinforce pay for performance.

Set forth below is our peer group as of December 31, 2007:

• Comerica Incorporated	• M&T Bank Corporation
• Commerce Bancorp, Inc.	• The PNC Financial Services Group, Inc.
• Compass Bancshares, Inc.	• UnionBanCal Corporation
• First Horizon National Corporation	• Valley National Bancorp
• Fulton Financial Corp.	• Webster Financial Corp.
• Huntington Bancshares Incorporated	• Zions Bancorporation
• KeyCorp

Internal Pay Equity

We believe that internal pay equity is an important factor for us to consider in establishing compensation for executive officers.  We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, but we review compensation levels to ensure that an appropriate relationship exists.  The Compensation Committee intends to continue to review internal compensation levels.

The Tax Deductibility of Compensation Should Be Maximized Where Appropriate

We generally seek to maximize deductibility for tax purposes of all elements of compensation.  The Compensation Committee reviews compensation plans in light of applicable tax provisions, including Code Sections 162(m) and 280G and may revise compensation plans and arrangements from time to time to maximize deductibility.  The Compensation Committee may, however, approve compensation or compensation arrangements that do not qualify for maximum deductibility when the Compensation Committee deems it to be in our best interest.

Components of Our Executive Compensation

For 2007, compensation paid to our named executive officers consisted primarily of base salary, short-term incentives, and long-term incentives, as described more fully below.  In addition to executive officers being eligible for participation in company-wide benefits plans, we provide selected executive officers with certain benefits not available to the general team member population but which are at or under competitive levels with peer group programs.  Incentive awards are directly related to both corporate and individual performance.

Base Salary

Base salary is a key element of executive compensation because it provides our executive officers with a fixed base level of bi-weekly income.  In determining the base salaries of senior executive officers, the Compensation Committee considers the following criteria:

•                  The overall job scope and responsibilities;

•                  The executive’s qualifications, including education and experience level;

•                  The goals and objectives established for the executive;

•                  Individual performance versus objectives;

•                  The executive’s past performance;

•                  Competitive salary practices at peer companies;

•                  Internal pay equity; and

•                  Maximizing the deductibility of compensation for tax purposes.

As a result of our 2006 executive compensation review, we implemented a new executive base salary grade structure in 2007.  In 2007, we classified each executive officer position, other than the Chief Executive Officer, into specific salary grades developed to target base salary at the median of our peer group for similar positions and to differentiate more equitably between executive positions based on job scope and complexity.

We annually review the base salaries for our executive officers to assess the above criteria and determine any necessary adjustments and we generally adjust, on a prospective basis, the base salaries effective with the first pay period in April.  Periodic increases may also occur if warranted in the event of significant increases in job scope and responsibility or other factors.  We adjusted the base salaries of certain of our named executive officers for 2008, as described more fully in the footnotes following the Summary Compensation Table.

Short-Term Incentive Compensation

Our short-term incentive programs contain two components:  a cash bonus component and an equity award component.  We discuss our analysis of the mix between cash and equity compensation below and under “Long-Term Incentive Compensation.”

We provide annual short-term incentive opportunities for the named executive officers to reward achievement of Company and individual performance objectives, as well as to reinforce key cultural behaviors used to achieve short-term and long-term success.  Each year, we implement both financial and non-financial measures that we establish for each named executive officer including threshold performance expectations for triggering incentive payout eligibility as well as target and maximum performance benchmarks for determining ongoing incentive awards and final incentive payouts.  We target the variable compensation component at the median level as compared to our peer group for achievement of these benchmarks.  Our short-term incentive programs provide significant variance in the amount of potential awards, higher or lower, in order to reinforce our pay for performance philosophy.

The Chief Executive Officer’s annual awards for 2006 and 2007 were tied 100% to the corporate performance factors described below.  Awards to the other senior executive officers (i.e., Messrs. McCollom and Lynch in 2006 and Messrs. McCollom, Lynch, and Rinaldi in 2007) were based 20% on individual performance factors and 80% on meeting the Company performance factors.  This mix is intended to reinforce the critical focus of our senior executive officers on certain annual objectives that significantly impact our long-term performance strategy.  Below the senior executive officer level (e.g., Mr. Rose in 2006 and  Messrs. Rose and Sullivan in 2007), the target award mix for executives was 60% individual performance factors and 40% Company performance factor, reinforcing our Company-wide annual incentive alignment.  In determining the individual performance component, the Compensation Committee conducts a detailed assessment of each team member’s accomplishments versus per-established objectives for the year.  The Compensation Committee uses this assessment to determine an appropriate incentive payment directly correlated to the level of accomplishment achieved.

We have also historically paid out annual short-term incentive compensation in both cash and restricted stock with a three-year “graded” vesting schedule.  In 2006, the cash/restricted stock mix was 67%/33% for the senior executive officers and, in general, 65%/35% for all other executive officers.  Based on the 2006 executive compensation study, the Compensation Committee determined that our use of equity as a payment vehicle for short-term incentive compensation was not a competitive practice compared to the majority of our peers.  Therefore, the Compensation Committee determined that we would transition to paying short-term incentive compensation to our executive officers 100% in cash by 2009, except for the Chief Executive Officer, whose compensation mix is governed by the terms of his employment agreement, which we describe below under “Description of Employment and Related Agreements.”  For 2007, as part of the transition process, we increased the cash/restricted stock mix to 75%/25% for executive officers below the senior executive officer level.  The cash/restricted stock mix for senior executive officers remained at 67%33% for 2007.  We anticipate that all executive officers except for the Chief Executive Officer will receive their short-term incentive bonus for 2008, if any, in the form of cash.  We will continually assess our short-term annual incentive plan design to ensure we continue to achieve and maintain a median competitive position.

Payout of short-term incentive awards to the named executive officers for 2006 were tied to our achieving a cash earnings per share target of $1.98, with our achieving cash earnings per share of $1.78 required for any payout.  The awards would have vested ratably over three years.  Because we did not reach these targets, the named executive officers did not receive a payout for 2006 performance under our short-term compensation programs.  In accordance with the terms of his employment agreement, however, Mr. Campanelli received a bonus in the amount of $225,000 for 2006 payable one-third in cash and two-thirds in restricted stock under the 2001 Plan.  In addition, the Compensation Committee recognized Messrs. McCollom’s and Rose’s performances in 2006 and awarded them a bonus of $200,000 and $80,000 respectively, and determined that the award be payable 55% in cash and 45% in restricted stock under the 2001 Plan.  This mix was the same that we used for our other executive officers.  The Compensation Committee chose this mix to control incentive expense in an underperforming year.  Each restricted stock award vests ratably over three years.  We describe the 2001 Plan under “Other Equity Compensation Plans.”  Mr. Lynch was not awarded a short-term incentive bonus for 2006.

For 2007, in accordance with the terms of Mr. Campanelli’s employment agreement, we set Mr. Campanelli’s short-term incentive bonus target at $1,130,500, subject to the performance goals described below.  The bonus was payable one-third in cash and two thirds in restricted stock under the 2004 Plan.  We also set Mr. McCollom’s and Mr. Rinaldi’s short-term incentive bonus targets for 2007 at $522,500 and $159,500, respectively, which amounts were also payable one-third in cash and two-thirds in restricted stock under the 2004 Plan and had the same performance criteria.  In addition, we set Messrs. Rose’s and Sullivan’s target short-term incentive bonus targets for 2007 at $140,000 and $175,000, respectively.  Messrs. Rose’s and Sullivan’s bonus were payable 75% in cash and 25% in restricted stock under the 2004 Plan and were subject to the same performance criteria as Messrs. Campanelli, McCollom, and Rinaldi.  We describe the 2004 Plan under “Other Equity Compensation Plans.”  Mr. Lynch did not receive a short-term incentive bonus target for 2007.

Payout of short-term incentive awards to the named executive officers for 2007 were tied to our achieving a return on risk-weighted assets target of 1.31%, with our achieving a return on risk-weighted assets of 1.23% required for any payout.  Our actual return on risk-weighted assets in 2007 was 1.21%.  Because we did not reach these targets, the named executive officers did not receive a payout of the Company component for 2007 performance under our short-term compensation programs.  After consideration, however, the Compensation Committee recognized Messrs. Rinaldi’s, Rose’s, and Sullivan’s performances in 2007, and awarded them bonuses of $135,000, $105,000, and $141,750, respectively.  We paid Mr. Rinaldi’s award 67% in cash and 33% in restricted common stock and Messrs. Rose’s and Sullivan’s award 75% in cash and 25% in restricted stock.  The restricted stock portion of the awards vests ratably over three years.  The Compensation Committee did not award Messrs. Campanelli and McCollom short-term incentive bonuses for 2007 performance.

On February 13, 2007, the Board approved potential supplemental short-term incentive compensation awards payable in 2008 and 2009 to Messrs. Campanelli and McCollom.  In the event that our cash earnings for 2007 and 2008 equal or exceed $1.45 and $1.08 per share, respectively, each of Messrs. Campanelli and McCollom will receive a cash payment of $225,500 for such year, provided that he is a member of the Office of the CEO on December 31, 2007, and December 31, 2008, respectively.  In addition, these awards are subject to our Tier 1 capital not being less than 5% as of the end of the applicable year or certain other asset quality criteria are not satisfied as of such date.  In the event of a change in control, any potential supplemental short-term compensation awards will be payable within 30 days after such change in control if such individual is serving as a member of the Office of the CEO immediately before the change in control.  Notwithstanding the foregoing, the Compensation Committee may, in its discretion, determine that a participant earned all or a portion of this award for a particular year notwithstanding our failure to achieve the cash earnings or other criteria established for the award.  Because we did reach this target in 2007, and because the Compensation Committee did not exercise its discretion, Messrs. Campanelli and McCollom did not receive the supplemental bonus payment of $225,500 for 2007.  As we describe in our discussion of Mr. McCollom’s Separation Agreement in “Description of Employment and Related Agreements,” in connection with Mr. McCollom’s resignation as our Chief Financial Officer effective March 3, 2008, and termination of employment effective May 30, 2008, Mr. McCollom will received a cash payment of $225,500 with respect to his supplemental short-term incentive compensation award for 2008.

For 2008, we set Messrs. Campanelli’s, and Rinaldi’s short-term incentive compensation target awards at $1,163,750, and $285,600, respectively, subject to our achieving a 1.05% return on risk-weighted assets in 2008, with a sliding scale of payouts in relation to this target as follows:

2008 Return on Risk-Weighted Assets	Percentage Payout Related to Company Performance

1.16% and up	150%

1.10%—1.15%	125%

1.05%—1.09%	100%

1.00%—1.04%	75%

0.95%—0.99%	50%

Less than 0.95%	Board Discretion

In addition, the Compensation Committee may review any excess (above-target) operating earnings achieved at year-end to determine the appropriateness of their inclusion in calculating the return on risk-weighted assets.  In accordance with the terms of his employment agreement, Mr. Campanelli’s award is payable one-third in cash and two-thirds in restricted common stock under the 2004 Plan.  We describe the 2004 Plan under “Our Equity Compensation Plans.”  Mr. Rinaldi’s award is payable 100% in cash.

For 2008, we set Messrs. Rose’s and Sullivan’s short-term incentive compensation targets at $180,000 and $240,000, respectively, subject to the same performance criteria described above for Messrs. Campanelli and Rinaldi.  Messrs. Rose’s and Sullivan’s bonuses are payable 100% in cash.

Mr. McCollom did not receive a short-term incentive compensation bonus target for 2008.

Long-Term Incentive Compensation

We believe in maintaining a strong correlation between management incentives and shareholders’ long-term interests by using equity-based compensation programs that are easily understood and incorporate long-term business growth targets.  While our short-term incentive compensation structure rewards performance over the previous 12 month period, our long-term incentive awards also take into account both past performance as well as projected contributions based on each executive officer’s potential and the level of influence in our organization.  We determine, on an annual basis, which executives will receive long-term incentive awards, the size and type of the awards, and the award restrictions (vesting and performance criteria).  We generally target these awards to the median level compared to our peer group, although actual award size may vary based on individual performance and long-term potential of each executive as determined by the Compensation Committee.  We award all options and restricted stock under one of our shareholder-approved equity compensation plans.  We describe each of the current equity compensation plans in the narrative following the Summary Compensation Table, the Grants of Plan-Based Awards Table, and the Outstanding Equity Awards at Fiscal 2007 Year End Table.

We continue to use stock options as an incentive vehicle because, among other things:

•                  We believe that stock options align the interests of holders, support the incentive philosophy described above, facilitate executive stock ownership, and focus the executive management team on increasing value for our shareholders;

•                  Stock options are performance-based.  All the value received by the recipient from a stock option is based upon the increase in the value of a share of our common stock above the option exercise price;

•                  Stock options help to provide a balance to the overall compensation program; and

•                  The vesting period and performance criteria encourage executive retention and, we believe, the preservation of shareholder value.

All stock options include the following features:

•                  The term of grants does not exceed 10 years (in the case of incentive stock options) and 10 years and one month (in the case of non-qualified stock options);

•                  The grant price is not less than the closing price of a share of our common stock on the date of grant;

•                  Grants do not include “re-load provisions”; and

•                  Re-pricing of options is prohibited under the terms of the plans.

We also use restricted stock as an investment vehicle because, among other things:

•                  Restricted stock provides an equally motivating form of incentive compensation as stock options;

•                  In certain circumstances, options may motivate the achievement of short-term gains at the expense of long-term strategic accomplishments; and

•                  Awarding restricted stock permits us to use fewer shares than options to deliver the same value to the executive, which reduces the potential dilution to our shareholders.

In determining the number of options and shares of restricted stock that we award to our executive officers as short-term incentive compensation, the Compensation Committee takes into account the individual’s position, scope of responsibility, and the value of the awards in relation to other elements of the executive’s total compensation.

We have historically provided long-term incentive compensation as a dollar amount award (converted to a whole number of shares) with five-year cliff vesting.  For 2006, we gave our senior executive officers a prior choice of receiving the award as either restricted stock or stock options with competitive values, with award vesting also requiring a company financial and/or stock price performance thresholds as well.  Executives below the senior executive officer level were not subject to the performance thresholds and had an additional alternative of choosing a portion of the award in the form of cash.  Based on our 2006 executive compensation review, beginning in 2007, we simplified delivery of our cash and equity compensation programs by awarding equity primarily through our long-term incentive program.  Beginning in 2007, our executive officers received their long-term incentive award in the form of restricted stock.  The new program provides the following forms of equity compensation:

•                  Our senior executive officers receive shares of restricted stock using a performance-vesting grid incorporating return on asset-related performance metrics.  The shares will have a five-year cliff vesting schedule, which schedule may be reduced to three years if we meet certain performance criteria for the three-year cycle.

•                  All other executives will receive shares of restricted stock that vest ratably over five years.

The simplification of our long-term incentive program improves the linkage of these awards to shareholder return, stock price appreciation, and internal financial performance, enhancing our executive officers’ alignment with overall shareholder interests while providing competitive equity compensation.

It is also worth noting that in order to achieve the median competitive position set forth in our executive compensation philosophy, we increased our target long-term incentive awards for our senior executive officers in 2007, and will continue to phase in the increase to our senior executive officers through 2009.

2007 Long-Term Incentive Awards

In furtherance of the foregoing and in accordance with the terms of Mr. Campanelli’s employment agreement, on March 14, 2007, we awarded Mr. Campanelli the following long-term incentive awards:

•                  An award of $1,318,553 in the form of 51,932 shares of restricted stock (the number of shares of which we determined based on the $25.39 closing price of our common stock on December 29, 2006).  The 2004 Plan governs the terms and conditions of this award.  The restricted shares cliff vest in three years, subject to acceleration under certain circumstances as set forth in the 2004 Plan.

•                  An award of $1,020,442 in the form of 42,160 shares of restricted stock (the number of shares of which we determined based on the $25.39 closing price).  The 2004 Plan governs the terms and conditions of the award.  These shares cliff vest in five years unless the performance criteria that the Compensation Committee set are satisfied, in which case the shares cliff vest in three years, subject to acceleration under certain circumstances as set forth in the 2004 Plan.

•                  An award of $929,553 in the form of 36,611 performance units (the number of shares of which we determined based on the $25.39 closing price), which provided, upon vesting, a cash payment to Mr. Campanelli equal to the value of 36,111 shares of our common stock on such vesting date.  The performance units cliff vest in five years unless the performance criteria are satisfied, in which case the performance units cliff vest in three years, subject to acceleration under certain circumstances as set forth in the 2004 Plan.

On February 13, 2007, we awarded Mr. McCollom a long-term incentive award of $500,000 in the form of 19,693 shares of restricted stock (the number of shares of which we determined based on the $25.39 closing price).  The 2004 Plan governs the terms and conditions of the award, including with respect to acceleration of vesting and forfeiture upon certain events, and the restricted shares generally cliff vest in five years unless the performance criteria that the Compensation Committee will set are satisfied, in which case the shares accelerate to cliff vest in three years .  In addition, on February 13, 2007, the Compensation Committee awarded Messrs. Rinaldi, Rose, and Sullivan long-term incentive awards for 2007 in the amount of $177,564, $162,300, and $170,000 in restricted shares, respectively.  These awards vest ratably over five years.  Mr. Lynch did not receive any long-term incentive compensation for 2007.

2008 Long-Term Incentive Awards

On March 5, 2008, we awarded Messrs. Campanelli and Rinaldi long-term incentive awards of $2,056,250, and $600,000, respectively, in the form of 180,373 and 52,632 shares of restricted common stock, respectively, under the 2004 Plan (we determined the number of shares based on the $11.40 closing price of our common stock on December 31, 2007).  If we cannot award the full 180,373 shares of restricted stock to Mr. Campanelli because of limitations under the 2004 Plan, we will instead award Mr. Campanelli the balance in restricted stock units, which will be payable in cash.  Messrs. Campanelli’s and Rinaldi’s awards will cliff vest in five years, unless the average of our year-to-year improvement for return on risk-weighted assets for 2008, 2009, and 2010 is greater than the relative performance of at least 50% of the companies in our peer group, in which case the award will cliff vest in three years.

In addition, on March 5, 2008, we awarded Messrs Rose and Sullivan long-term incentive awards of $200,000 and $500,000, respectively, in the form of 17,544 and 43,860 shares of restricted stock, respectively, under the 2004 Plan (we determined the number of shares based on the $11.40 closing price of our common stock on December 31, 2007).  These awards vest ratably over five years.

Mr. McCollom did not receive a long-term incentive compensation award for 2008.

Additional Commentary on Equity Compensation

The following provides additional general information regarding our equity compensation:

•                  Delegation of Administration:  The Compensation Committee has delegated the day-to-day administration of its equity compensation plans to Sovereign’s Human Resources Department (formerly called Team Member Services).

•                  Value of Equity Awards:  All equity awards to our team members, including the named executive officers, are awarded and reflected in our consolidated financial statements, based on applicable accounting guidance, at fair market value on the grant date in accordance with SFAS 123(R).

•                  Timing of Stock Option Grants:  Subject to certain exceptions, we plan the dates of our equity awards, including grants of stock options, well in advance of any actual award.  The Compensation Committee approves our annual short- and long-term incentive awards at its regularly scheduled meeting in February or March of each year, which is after we release our annual earnings.  Except in unusual circumstances, such as in the case of new hires receiving a grant of less than 50,000 stock options, we do not grant stock options to executive officers at other dates.  The grant date of stock options is established when the Compensation Committee approves the grant and all key terms have been determined.  Under the terms of each of our equity compensation plans that provides for stock option grants, the exercise price of each option to purchase our stock is the closing price of our common stock on the grant date.  If, at the time of any option grant to an executive officer, any member of our Board or top management is aware of material non-public information, the planned grant will not be made.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based upon our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by:

THE COMPENSATION COMMITTEE

Marian L. Heard, Chair
Gonzalo de Las Heras
Brian Hard
Andrew C. Hove, Jr.
William J. Moran
Maria Fiorini Ramirez
Ralph V. Whitworth
Juan Rodriguez-Inciarte (alternate)

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE — 2007

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Equity Nonqualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total ($)
Joseph P. Campanelli	2007	$826,923	$1,250,000	$860,106	$128,043	$0	$1,298,807	$73,159	$4,437,038
President and Chief Executive Officer(1)	2006	$565,000	$36,500	$261,413	$261,413	$0	$2,682,951	$38,019	$3,621,598

Mark R. McCollom	2007	$543,270	$0	$210,810	$157,564	$0	$0	$33,682	$945,326
Chief Financial Officer(7)	2006	$477,885	$55,000	$91,460	$91,460	$0	$38,808	$39,270	$740,138

Salvatore J. Rinaldi	2007	$329,039	$101,250	$152,043	$24,885	$0	$0	$22,134	$629,351
Chief of Staff to the Chief Executive Officer

M. Robert Rose	2007	$292,120	$78,750	$110,092	$16,188	$0	$0	$8,258	$505,408
Managing Director of Credit Risk Management	2006	$241,808	$22,000	$70,694	$15,753	$0	$19,599	$19,187	$389,041

Patrick J. Sullivan	2007	$323,465	$106,313	$160,529	$24,885	$0	$0	$24,617	$639,809
Chief Executive Officer of Sovereign Bank—New England Division

James J. Lynch	2007	$289,423	$0	$353,467	$252,424	$0	$0	$2,084,715	$2,980,029
Vice Chairman, Sovereign, and Chairman and Chief Executive Officer of Sovereign Bank—Mid-Atlantic Division(8)	2006	$518,269	$0	$305,043	$37,715	$0	$183,820	$46,579	$1,091,426

Footnotes:

(1)                                 On January 16, 2007, our Board appointed Mr. Campanelli as our permanent President and Chief Executive Officer and as President and Chief Executive Officer of Sovereign and Sovereign Bank.  From October 10, 2006, through January 15, 2007, Mr. Campanelli served as our interim President and Chief Executive Officer and President of Sovereign Bank.

(2)                                 Base salary is based on actual compensation paid through December 31, 2007.  Effective the first payroll period in April 2008, we increased the base salaries of Messrs. Campanelli, Rinaldi, Rose, and Sullivan to $875,000, $420,000, $300,000, and $400,000, respectively.  We did not increase Mr. McCollom’s salary for 2008.

(3)                                 The amounts in this column reflect actual cash bonuses that we paid in 2008 for 2007 performance and that we paid in 2007 for 2006 performance.

•                  For 2006 performance, we paid a bonus of $225,000, to Mr. Campanelli in accordance with the terms of his employment agreement, of which one-third we paid in cash and two thirds we paid in restricted stock.  In addition, because Mr. Campanelli was employed on October 9, 2007, in accordance with the terms of his employment agreement, we paid Mr. Campanelli a stay bonus of $1,250,000 as of that date.  Mr. Campanelli did not receive a bonus for 2007 performance.

•                  Mr. McCollom received a bonus of $200,000 for 2006, which we paid 55% in cash and 45% in restricted stock.  Mr. McCollom did not receive a bonus for 2007 performance.

•                  Mr. Rinaldi received a bonus of $135,000 for 2007 performance, which we paid 67% in cash and 33% in restricted stock.

•                  Mr. Rose received a bonuses of $105,000 and $80,000 for 2007 and 2006, respectively.  We paid these amounts 75% in cash and 25% in restricted stock for 2007 and 55% in cash and 45% in restricted stock for 2006.

•                  Mr. Sullivan received a bonus of $141,750 for 2007 performance, which we paid 75% in cash and 25% in restricted stock.

•                  Mr. Lynch did not receive a bonus for 2006 or 2007.

In 2006, each of Messrs. Campanelli, McCollom, and Rose elected to defer 50% of his respective cash bonus to the Deferred Compensation Plan in its former status as the Bonus Deferral Program, which we describe under “Deferred Compensation Plan,” and which are not reflected in this column.  No named executive officer elected to defer any salary or bonus into the Deferred Compensation Plan for 2007.

(4)                                 The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year, in accordance with SFAS 123(R), of awards under our equity compensation plans (each of which is more fully described under the caption “Our Compensation Plans”) and thus may include amounts from awards granted in and before the applicable fiscal year.  Assumptions used in the calculation of this amount are included in footnotes to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K, which we filed with the SEC on February 29, 2008.

(5)                                 Includes the aggregate change in the accumulated pension value of the named executive officer’s benefit under our Enhanced Retirement Plan, which is described following the “Pension Benefits” table, and the above-market or preferential earnings on compensation deferred under our nonqualified deferred compensation plans, which we describe following the “Nonqualified Deferred Compensation” table.  The separate amounts are as follows:

Name	Year	Change in Pension Value	Earnings on Deferred Compensation
Joseph P. Campanelli	2007	$1,298,800	$7
	2006	$2,459,423	$223,528

Mark R. McCollom	2007	$0	$0
	2006	$0	$38,808

Salvatore J. Rinaldi	2007	$0	$0

M. Robert Rose	2007	$0	$0
	2006	$0	$19,599

Patrick J. Sullivan	2007	$0	$0

James J. Lynch	2007	$0	0
	2006	$0	$183,820

(6)                                 Includes the following payments that we paid to or on behalf of the named executive officers:

	Year	Campanelli	McCollom	Rinaldi	Rose	Sullivan	Lynch
Car Allowance or Personal Use of Company Car(*)	2007	$2,552	$7,250	$12,188	$6,750	$9,000	$0
	2006	$7,139	$6,000	$—	$6,000	$—	$2,308

Club Membership	2007	$9,588	$11,569	$3,916	$840	$5,736	$6,168
	2006	$7,280	$11,051	$—	$0	$—	$14,357

Home Security System	2007	$49,119	$0	$0	$0	$0	$0
	2006	$0	$0	$—	$0	$—	$0

Financial Consulting Services(*)	2007	$0	$0	$0	$0	$0	$5,000
	2006	$0	$0	$—	$0	$—	$7,267

Physical Exam and Tax Gross Up for Exam	2007	$0	$4,724	$0	$0	$0	$0
	2006	$0	$0	$—	$0	$—	$0

Independence Community Investment Corp. REIT Award	2007	$0	$0	$0	$0	$0	$0
	2006	$1,074	$1,088	$—	$1,058	$—	$1,118

Company Contribution to Sovereign Retirement Plan(**)	2007	$9,000	$9,000	$8,337	$0	$9,000	$9,000
	2006	$20,536	$20,536	$—	$11,736	$—	$20,536

Dividends Paid on Vesting of Restricted Stock	2007	$2,900	$1,139	$881	$668	$881	$2,900
	2006	$1,990	$595	$—	$393	$—	$993

Post-Termination Payments	2007	$0	$0	$0	$0	$0	$2,061,647
	2006	$0	$0	$0	$0	$0	$0

Total	2007	$73,159	$33,682	$22,134	$8,258	$24,617	$2,084,715
	2006	$38,019	$39,270	$—	$19,187	$—	$46,579

(*)                                The value that we attribute to the personal use of Sovereign-provided automobiles (as calculated in accordance with Internal Revenue Service guidelines) and the cost of financial consulting services that we reimburse are included as compensation on the W-2 forms of the named executive officers who receive such benefits.  Each such named executive officer is responsible for paying income tax on such amount.  We determined the aggregate incremental cost of any personal use of company automobiles in accordance with the requirements of the U.S. Treasury Regulation § 1.61-21.

(**)                         Includes our matching contribution to each named executive officer’s 401(k) account and the value (as of December 31, 2007, for 2007, and as of December 29, 2006, for 2006) of the shares of our common stock allocated to each named executive officer’s ESOP account under our Retirement Plan.  As disclosed in our Quarterly Report on Form 10-Q, filed on August 9, 2007, the ESOP repaid its outstanding debt during the second quarter of 2007.  We allocated the shares that remained in the unallocated ESOP account, after the ESOP repaid the debt, to the accounts of all eligible ESOP participants in accordance with the terms of the Retirement Plan.  Each of the named executive officers received an allocation of shares, as follows:

Name	Shares	Value of Shares(1)
Joseph P. Campanelli	2,336	$26,680
Mark R. McCollom	4,348	$49,567
Salvatore J. Rinaldi	2,057	$23,450
M. Robert Rose	767	$8,744
Patrick J. Sullivan	740	$8,436
James J. Lynch	127	$1,448

(1)  As of December 31, 2007.

(7)                                 Mr. McCollom resigned as our Chief Financial Officer effective March 3, 2008, and will terminate employment effective May 30, 2008.  See “Description of Employment and Related Agreements.”

(8)                                 Mr. Lynch terminated employment effective September 30, 2007.  See “Description of Employment and Related Agreements—Post Termination Payments.”

GRANTS OF PLAN-BASED AWARDS — 2007

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All other Stock Awards: Number	All Other Option Awards: Number of	Exercise or
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)	Securities Underlying Options (#)	Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Joseph P. Campanelli	3/14/2007 (2)		51,932					$1,318,533
	3/14/2007 (3)		42,160					$1,070,422
	3/14/2007 (4)		36,611					$929,553
	3/14/2007 (2)		5,908					$150,000

Mark R. McCollom	2/13/2007 (3)		19,693					$507,292
	2/13/2007 (2)		3,545					$91,319

Salvatore J. Rinaldi	2/13/2007 (2)		6,893					$177,564
	2/13/2007 (3)		1,596					$41,113

M. Robert Rose	2/13/2007 (3)		6,302					$160,000
	2/13/2007 (3)		1,418					$36,003

Patrick J. Sullivan	2/13/2007 (3)		6,696					$170,000
	2/13/2007 (3)		3,013					$76,500

James J. Lynch	—		—					—

Footnotes:

(1)

The amounts shown in this column reflect the number of shares of common stock granted to each named executive officer as restricted stock under one of our equity compensation plans (each of which we more fully describe under the caption “Our Compensation Plans”). We did not grant any stock options to named executive officers in 2007.

(2)	Awarded under the terms of the 2001 Plan.

(3)	Awarded under the terms of the 2004 Plan.

(4)	Performance units awarded as we describe in the discussion entitled “Long-Term Incentive Compensation” in our Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(#)		Market Value of Shares or Units of Stock that have not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested($)

Joseph P. Campanelli	6,300					$15.57	03/18/2008				3,040	(2)	$34,646
	15,750					$12.74	10/17/2008	2,070	(1)	$23,598
	10,148					$11.67	02/18/2009				9,313	(2)	$106,168
	7,179					$11.67	03/18/2009	4,048	(1)	$46,147
	131,250					$6.67	02/20/2010	6,071	(3)	$69,209
	12,728					$7.86	01/18/2011	6,071	(3)	$69,209
	66,023					$7.86	02/18/2011	51,932	(7)	$592,025
	26,250					$11.73	07/21/2011	5,908	(8)	$67,351
	52,500					$12.16	07/23/2012	42,160	(9)	$480,624
								36,611	(10)	$417,365
								28,117	(4)	$320,534
				52,500	(5)	$12.48	03/18/2013
				24,526	(2)	$21.64	03/18/2014
				33,673	(6)	$19.98	03/15/2016

Mark R. McCollom	3,780					$15.57	02/18/2008	869	(3)	$9,907
	3,229					$12.74	09/17/2008	2,212	(3)	$25,217
	9,734					$11.67	02/18/2009	776	(1)	$8,846
	10,500					$6.40	01/28/2010	2,834	(1)	$32,308
	9,877					$7.86	01/18/2011	4,250	(5)	$48,450
	6,380					$12.16	01/23/2012	4,250	(5)	$48,450
	1,391					$12.74	09/17/2008	3,545	(1)	$40,413
	11,132					$12.74	10/17/2008	19,693	(3)	$224,500
	12,429					$11.67	03/18/2009	5,033	(4)	$57,376
	52,500					$6.67	02/20/2010
	2,851					$7.86	01/18/2011
	13,523					$7.86	02/18/2011
	14,621					$12.16	02/23/2012
		21,000	(3)			$12.48	03/18/2013
		5,250	(11)			$13.21	04/18/2013
		7,011	(3)			$21.64	03/18/2014
		18,919	(3)			$22.32	03/16/2015
				33,673	(6)	$19.98	03/15/2016

Salvatore J. Rinaldi	3,780					$15.57	02/18/2008	5,528	(3)	$63,019
	2,625					$12.74	09/17/2008	5,822	(3)	$66,371
	1,575					$6.40	01/28/2010	746	(1)	$8,504
	3,675					$6.40	01/28/2010	1,458	(1)	$16,621
	2,527					$7.56	10/19/2010	6,557	(3)	$74,750
	8,332					$7.56	10/19/2010	1,596	(1)	$18,194
	4,892					$7.56	10/19/2010	6,893	(3)	$78,580
	2,100					$7.35	12/21/2010
	11,729					$7.86	01/18/2011
	999					$7.86	01/18/2011
	8,273					$7.86	02/18/2011
	18,674					$12.16	02/23/2012
		26,250	(3)			$12.48	03/18/2013

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(#)		Market Value of Shares or Units of Stock that have not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested($)

M. Robert Rose	7,000				$7.86	01/18/2011	3,096	(3)	$35,294
	4,208				$12.16	01/23/2012	699	(1)	$7,969
	4,068				$12.16	02/23/2012	1,630	(3)	$18,582
		9,450	(3)		$12.48	03/18/2013	728	(1)	$8,299
		4,731	(3)		$22.32	03/16/2015	6,557	(3)	$74,750
							1,418	(1)	$16,165
							6,302	(12)	$71,843

Patrick J. Sullivan		26,250			$12.48	03/18/2013	5,528	(3)	$63,019
							5,822	(3)	$66,371
							746	(1)	$8,504
							1,458	(1)	$16,621
							6,557	(3)	$74,750
							3,013	(1)	$34,348
							6,696	(12)	$76,334

James J. Lynch	63,000				$12.76	03/30/2009
	52,500				$12.48	03/30/2009
	33,673				$19.98	03/30/2009

Footnotes:

(1)

We awarded these shares of restricted stock on February 16, 2005, February 15, 2006, or February 13, 2007, as part of our annual-short-term equity incentive compensation awards. These restricted shares vest ratably over a three-year period from the date of the award.

(2)

We awarded these restricted shares as part of our long-term equity incentive compensation awards on February 18, 2004, and February 16, 2005. These restricted shares do not vest unless the price of a share of our common stock trades at or above $28.57 per share for at least 20 consecutive trading days. In addition, the restricted shares do not vest unless, at the end of the fiscal quarter coincident with or immediately proceeding the later of the attainment of the $28.57 per share price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under the regulations of the Office of Thrift Supervision in effect as of the date of the awards. We granted these nonqualified stock options on February 18, 2004, which are subject to the same performance and vesting criteria as the shares of restricted stock we describe above.

(3)

We awarded these restricted shares or nonqualified stock options as part of our long-term equity incentive compensation awards on February 19, 2003, February 18, 2004, February 16, 2005, February 15, 2006, or February 13, 2007. These restricted shares and options vest after five years have elapsed from the date of the award or grant.

(4)

These shares of our common stock represent our 100% matching contribution on the amount of cash bonus deferred under the grandfathered Bonus Deferral Program. These shares vest five years from the date of award as follows:

Year of Award	Vesting Date of Shares

2003	March 7, 2008

2004	March 5, 2009

2005	March 4, 2010

2006	March 10, 2011

2007	March 8, 2012

(5)

We granted these nonqualified stock options as part of our long-term incentive compensation award on February 19, 2003. These options do not vest unless the price of a share of our common stock trades at or above $19.05 per share for at least 20 consecutive trading days. In addition, the options do not vest unless, at the end of the fiscal quarter coincident with or immediately proceeding the later of the attainment of the $19.05 per share price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant.

(6)	We granted these nonqualified stock options as part of our long-term incentive compensation award on February 15, 2006. These options do not vest unless five years have elapsed from the date of grant and then only if Sovereign Bank is “well capitalized” and has a Tier 1 leverage of 6% or higher (as those terms are defined under applicable Office of Thrift Supervision Regulations on February 15, 2006).

(7)

We awarded these restricted shares on March 14, 2007, in accordance with Mr. Campanelli’s employment agreement. These shares of restricted stock vest after three years have elapsed from the date of the award.

(8)

We granted these nonqualified stock options on March 14, 2007, as a short-term equity incentive compensation award. These restricted shares vest ratably over a three-year period from the date of the award.

(9)	We awarded these restricted shares on March 14, 2007, as a short-term equity compensation award. These shares vest after five years from the date of the award.

(10)	We awarded these restricted stock units on March 14, 2007, as a long-term incentive compensation award These shares vest after five years from the date of the award.

(11)	We granted these nonqualified stock options on March 19, 2003, as a retention award. These shares vest after five years from the date of the award.

(12)	We awarded these restricted shares on February 13, 2007, as part of our long-term incentive awards. These restricted shares vest ratably over a five-year period from the date of award.

OPTION EXERCISES AND STOCK VESTED — 2007

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
Name	Exercise(#)	on Exercise($)	Vesting(#)	Vesting($)

Joseph P. Campanelli	40,951	$173,955	6,057	$158,145
Mark R. McCollom	9,073	$92,483	2,678	$69,725
Salvatore J. Rinaldi	5,040	$30,089	1,917	$49,970
M. Robert Rose	16,511	$249,372	1,386	$36,140
Patrick J. Sullivan	8,222	$40,123	1,917	$49,970
James J. Lynch	0	$0	36,475	$676,468

OUR COMPENSATION PLANS

The 2004 Plan

In 2004, our shareholders approved the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan, which we refer to as the “2004 Plan.”  The 2004 Plan is broad-based in accordance with management’s strong belief that we will continue to have a performance-oriented culture and will create greater shareholder value if team member stock ownership levels are increased at all levels.

The 2004 Plan authorizes us to award team members incentive stock options and nonqualified stock options to purchase shares of our common stock at the fair market value per share as of the date we grant the option.  The 2004 Plan also authorizes the award of shares of restricted stock to eligible team members.

Under the 2004 Plan, option grants and restricted stock awards must not fully vest in less than three years.  In addition, awards to our senior executive officers must include a vesting schedule that includes the satisfaction of previously established performance goals.

The 2004 Plan provides for acceleration of vesting in certain circumstances, including “change in control” of Sovereign.  In addition, the 2004 Plan provides that, upon a participant’s termination of employment, the Compensation Committee may, in circumstances in which it deems it appropriate, exercise its discretion to accelerated vesting of outstanding stock option grants and restricted stock awards and extend the exercise period for vested options.

We are submitting at this meeting an amendment to the 2004 Plan for approval by shareholders.  The amendment, if approved, will increase the number of shares of our common stock that we can issue as restricted stock under the 2004 Plan by 3,000,000 shares.  In the event that the shareholders approve this increase, we will decrease the number of shares that we can issue as stock options to 4,450,000 shares and reduce the total number of shares authorized under the Plan to 13,750,000.  See “Proposal to Amend the 2004 Plan” for more information about the proposed amendment to the 2004 Plan.

As of December 31, 2007, there were 24,500 vested and 359,852 unvested options outstanding under the 2004 Plan.

The 2001 Plan

In 2001, our shareholders approved the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan, which we refer to as the “2001 Plan.”  The 2001 Plan authorizes us to award team members incentive stock options and nonqualified stock options to purchase shares of our common stock at the fair market value per share as of the date the option we grant the option.  The 2001 Plan also authorizes the award of shares of restricted stock to eligible team members.

Under the 2001 Plan, option grants and restricted stock awards must not fully vest in less than one year and three years, respectively.

The 2001 Plan provides for acceleration of vesting in certain circumstances, including a “change in control” of Sovereign.  In addition, the 2001 Plan provides that, upon a participant’s termination of employment, the Compensation Committee may, in circumstances in which it deems it appropriate, exercise its discretion to accelerated vesting of outstanding stock option grants and restricted stock awards and extend the exercise period for vested options.

As of December 31, 2007, there were 2,762,306 vested and 2,283,372 unvested options outstanding under the 2001 Plan.

The 1996 Plan

In 1996, our shareholders approved the Sovereign Bancorp, Inc. 1996 Stock Option Plan, which we refer to as the “1996 Plan.”  The 1996 Plan expired by its terms on February 28, 2006.  The 1996 Plan permitted us to grant officers and team members a right to purchase shares of stock at the fair market value per share as of the date of grant.  The 1996 Plan permitted the grant of both incentive and nonqualified stock options to our team members.  Non-employee directors were not eligible to receive options under the 1996 Plan.  The 1996 Plan provided for a minimum vesting period of one year following the date of grant but did provide for acceleration of vesting and extension of the exercise period of options in certain circumstances, including a change in control of us.

As of December 31, 2007, there were  2,017,815 vested and 2,314,161 unvested options outstanding under the 1996 Plan.

The 1993 Plan

In 1993, our shareholders approved the Sovereign Bancorp, Inc. 1993 Stock Option Plan, which we refer to as the “1993 Plan.”  The 1993 Plan expired by its terms in 2003.  The 1993 Plan permitted us to grant team members a right to purchase shares of stock at the fair market value per share as of the date of grant.  The 1993 Plan permitted the grant of both incentive and nonqualified stock options to team members.  In addition, our non-employee directors were eligible to receive a one-time grant of nonqualified stock options when the 1993 Plan was effective.  The 1993 Plan provided for a minimum vesting period of five years following the date of grant but did provide for acceleration of vesting in certain circumstances, including a “change in control” of Sovereign.

As of December 31, 2007, there were 152,333 vested and 44,811 unvested options outstanding under the 1993 Plan.

Equity Compensation Plan Information — Shares Outstanding and Available for Grant or Award

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	10,211,150	(2)(3)	$13.72	12,293,982	(4)
Equity compensation plans not approved by shareholders	0		$—	0

Total	10,211,150		$13.72	12,293,982

Footnotes:

(1)	The information relates exclusively to shares issuable through the exercise of options as of December 31, 2007; we have not granted any warrants or rights under any of our equity compensation plans.

(2)

Consists of shares issuable through the exercise of options under the following shareholder-approved plans:  the 2004 Plan and the 2001 Plan; and the following shareholder-approved plans that have been discontinued:  the Sovereign Bancorp, Inc., 1997 Non-Employee Directors’ Stock Option Plan (which we describe below in the section entitled “Director Compensation in Fiscal Year 2007”), the 1996 Plan and the 1993 Plan.

(3)

Excludes shares issuable under the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, which we refer to as the “Purchase Plan”, under which 3,150,000 shares were initially reserved to be issued, subject to automatic increase by a number of shares equal to one percent of Sovereign’s total outstanding shares each year to a maximum of 21,000,000 shares.

(4)

Includes 1,958,876 and 954,962 shares available for future issuance under the Purchase Plan and the 2006 Non-Employee Director Compensation Plan, respectively, as of December 31, 2007. Also includes 8,993,680 and 386,464 shares that were issuable under the 2004 Plan and the 2001 Plan, respectively, as of December 31, 2007.

The table does not include information for options outstanding under equity compensation plans that we assumed in connection with our acquisitions of the companies that originally established those plans.  As of December 31, 2007, a total of 2,507,316 shares of our common stock were issuable upon exercise of outstanding options under those assumed plans.  The weighted average exercise price of those outstanding options is $11.17 per share.

DESCRIPTION OF EMPLOYMENT AND RELATED AGREEMENTS

We have entered into employment agreements with certain of our executive officers that were in effect at the end of fiscal year 2007.  We describe each of the agreements below.

Joseph P. Campanelli

On March 14, 2007, in connection with the appointment on January 16, 2007, of Mr. Campanelli as President and Chief Executive Officer of Sovereign and of Sovereign Bank, we entered into an employment agreement with Mr. Campanelli.  The initial term of the agreement is for three years and the agreement annually renews for a term ending three years from each annual anniversary date, unless a party has given the other party written notice at least 60 days prior to such anniversary date that such party does not agree to renew the employment agreement.

Mr. Campanelli’s base annual salary under his employment agreement is $850,000, which we may increase from time to time during the term of the agreement.  Mr. Campanelli is eligible to receive an annual target bonus of 133% of base salary, contingent upon the achievement of annual performance objectives established by our Board in consultation with Mr. Campanelli.  To the extent that Mr. Campanelli’s employment is terminated after September 30 of a calendar year but prior to the end of such calendar year and we determine in good faith that we will achieve the annual performance objectives for payment of the annual bonus for such year, Mr. Campanelli will receive the target bonus for such year prorated to the date of termination.  The annual bonus will be payable one-third in cash and two-thirds in our common stock.  We may also pay such other bonuses as our Board, in its sole discretion, deems appropriate.

Upon execution of Mr. Campanelli’s employment agreement, Mr. Campanelli received a long-term equity incentive award for the five-year period 2007 through 2012 with a value equal to 78,771 shares of our common stock (because of certain limitations of our equity compensation plans, a portion of this award was in the form of restricted stock units with the balance in the form of restricted stock).  The performance goals applicable to this grant are consistent with those applicable to other executive officers.  This award is in addition to a restricted stock award grant of 51,932 shares of our common stock for the three-year period 2007 through 2009, which we awarded on March 14, 2007.

As a special stay bonus, because Mr. Campanelli continued to be employed at October 9, 2007, we paid him a lump-sum amount of $1,250,000 in cash in accordance with pursuant to the terms of his employment agreement.

Mr. Campanelli’s agreement provides for a specified benefit under the Enhanced Retirement Plan, which we describe in more detail under the table captioned “Pension Benefits —2007.”

Mr. Campanelli may voluntarily terminate his employment for “constructive discharge” whether before or following a “change in control.”  In the event that Mr. Campanelli terminates his employment for constructive discharge prior to a change in control, he will generally receive a lump sum cash payment, within 30 days following his termination, equal to two times the sum of:

•                  His annual base salary as of the date of termination (or for either of the two prior years, if higher); plus

•                  One-half the sum of his actual bonus for the year prior to termination and the target bonus (calculated at 133% of base salary) for the year of termination.

In the event that we terminate Mr. Campanelli’s employment other than for “cause” or disability prior to a change in control, he will generally receive a lump-sum payment, within 30 days following his termination, equal to the greater of:

•                  The amount set forth in the preceding sentence (relating to a termination for constructive discharge prior to a change in control); and

•                  His continued base salary and bonus compensation for the then remaining term of his employment agreement.

In the event that Mr. Campanelli terminates his employment for constructive discharge prior to a change in control, or we terminate Mr. Campanelli’s employment other than for cause or disability prior to a change in control, he will also receive for a period of two years (in the case of constructive discharge) or the longer of two years and the remaining term of the employment agreement (in the event of involuntary termination) continuation of all normal welfare benefits in effect for him during the two years prior to termination (or a lump sum tax-effected payment in lieu thereof if plan participation is not permitted) and will generally vest in all of our benefit plans in which he is a participant.

In the event that Mr. Campanelli terminates his employment for constructive discharge following a change in control or we terminate his employment other than for cause or disability following a change in control, he will generally receive a lump sum cash payment, within 30 days following his termination, equal to  three times the sum of:

•                  His annual base salary as of the date of termination (or for any of the three prior years, if higher); plus

•                  One-third the sum of his actual bonuses for the two years prior to termination and the target bonus (calculated at 133% of base salary) for the year of termination.

Mr. Campanelli will also receive for a period of three years continuation of all normal welfare benefits in effect for him during the two years prior to termination (or a lump sum tax-effected payment in lieu thereof, if plan participation is not permitted), and generally vest in all of our benefit plans in which he is a participant.

In the event that the amounts and benefits payable under his employment agreement, when added to other amounts and benefits which may become payable, are such that he becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Campanelli is entitled to receive such additional amounts as will result in his retention of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to income and employment taxation.

In the event that Mr. Campanelli voluntarily leaves employment during the term of the employment agreement, he has agreed that, for a period of twelve months following his termination of employment, he will not work directly or indirectly for or on behalf of another bank that offers products or services similar or equivalent to those offered by us in the geographic area in which we or our affiliates, including Sovereign Bank, conduct business at the date of his termination of employment.  Mr. Campanelli also agreed that he will not solicit our or our affiliates’ customers or employees during the twelve-month period to cease doing business or terminate their employment with us or our affiliates.

Mr. Campanelli’s agreement generally defines the term “change in control” in the same manner as for our other employee benefit plans and compensatory agreements.  The definition includes:

•                  Any person’s or group’s acquisition of beneficial ownership of securities representing 19.9% or more of our total voting power (except for certain acquisitions by Santander in accordance with the Investment Agreement);

•                  A contested proxy solicitation that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of our total voting power;

•                  A plan of our liquidation or dissolution of Sovereign, other than pursuant to bankruptcy or insolvency laws, is adopted;

•                  During any period of two consecutive years, individuals, who at the beginning of such period, constituted our Board cease for any reason to constitute at least a majority of our Board unless the election (or nomination) of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period;

•                  The approval by our shareholders of a merger, consolidation, or other reorganization in which we would not be the surviving entity; or

•                  A triggering event under our shareholder rights plan.

Mr. Campanelli’s employment agreement generally defines the term “constructive discharge” as:

•                  A reduction in title, a change in reporting structure such that Mr. Campanelli no longer reports directly to our board of directors, or a material reduction in responsibilities or authority;

•                  Any relocation which requires Mr. Campanelli to move his personal residence from the Boston metropolitan area;

•                  A reduction in Mr. Campanelli’s base salary or any reduction in bonus opportunities (prior to a change in control, only to the extent such reduction is not imposed on our senior executive officers generally);

•                  Exclusion from full participation in equity incentive plans or employee benefit programs to the extent such exclusion is not generally applicable to our senior executive officers;

•                  A delivery of notice of nonrenewal of the employment agreement at any time following a change in control; or

•                  Our material breach of the employment agreement.

Finally, Mr. Campanelli’s employment agreement generally defines the term “cause” as:

•                  Being convicted of or enters a plea of guilty or nolo contendere to a felony or a crime involving fraud, dishonesty, or moral turpitude;

•                  Willfully declining to follow the lawful instructions of our Board after receipt of written notice of such instructions; or

•                  Any government regulatory agency recommending or ordering that we terminate his employment or relieve him of his duties.

Mark R. McCollom

We entered into an employment agreement with Mr. McCollom, dated as of May 20, 2005, which was amended on May 30, 2006, and further amended on November 9, 2007.

Mr. McCollom’s agreement had an initial term of three years and, unless terminated as set forth therein, was automatically extended annually to provide a new term of three years.

The agreement provided for a base salary, which the Board could increase in its discretion.  Effective April 1, 2006, we increased Mr. McCollom’s base salary to the same level as our other senior executive officers (other than our Chief Executive Officer) as required by the terms of Mr. McCollom’s employment agreement.

Under his agreement, if we terminated Mr. McCollom’s employment without cause and no change in control occurred at the date of such termination, he was entitled to a lump sum cash payment, within 30 days of his termination, equal to the greater of one or the number of years remaining in the employment term times the sum of his highest base salary as of the date of termination and the average of his bonuses for the three immediately preceding calendar years, payable monthly.  He was entitled to also continue to receive, for the greater of one year or the then-remaining term of the agreement, all welfare benefits in effect during the immediately preceding two calendar years (or a lump sum tax-effected payment in lieu thereof, if plan participation was not permitted because he was not an employee).

In connection with the mutually agreed resignation of Mr. McCollom as our Chief Financial Officer, effective March 3, 2008, and his termination of employment without cause, effective May 30, 2008, we entered into a separation agreement with Mr. McCollom, dated February 20, 2008, which we will refer to as the “Separation Agreement”.

As of the date of the Separation Agreement, the total payments due to Mr. McCollom in connection with his termination of employment equal approximately $3,008,407.  These payments include:

•                  A cash payment of approximately $2.1 million due under his employment agreement;

•                  Continuation, until December 31, 2010, of life, disability, and medical insurance, also due under his employment agreement;

•                  $450,000 for a non-solicitation agreement, whereby Mr. McCollom agrees not to solicit or hire any of our team members for the one-year period following his termination of employment;

•                  $12,500 a month for 12 months (for a total of $150,000) as compensation for consulting services to be provide by Mr. McCollom; and

•                  $225,500 as payment for the 2008 supplemental short-term incentive award (which we describe in “Short-Term Incentive Compensation” section of our Compensation Discussion and Analysis).

The Separation Agreement also provides that Mr. McCollom will receive a payment, as compensation for, among other things, his past contributions to us, equal to the value of 35,055 shares of our common stock, which amount we will pay on May 28, 2010, or if earlier, the date on which a “change in control” (as defined in the Separation Agreement) occurs. The value of such payment is determined by multiplying 35,055 by the closing price of a share of our common stock on the business day immediately preceding such payment. In addition, to the extent any vested stock option expires after the maximum allowable exercise period under the applicable equity plan, with an exercise price (i) greater than $11 and (ii) greater than the fair market value of the underlying stock on the last day of such maximum allowable exercise period, Mr. McCollom will receive a lump sum cash payment, equal to the difference, if any, of the fair market value of the underlying stock on the earlier of: (i) the original expiration date of such stock option, (ii) the closing date of a change in control, or (iii) May 30, 2010, and the exercise price of such stock option.

Under the Separation Agreement, we agree to waive the otherwise applicable lapse provisions of Mr. McCollom’s outstanding and vested stock options (subject to the terms of the applicable plan under which such options were granted) and permit their exercise until a date which is the earlier of the expiration of the term of such stock options or the latest date permitted under the applicable plan.

Mr. McCollom is also entitled, under the terms of Bonus Deferral Program provisions of the Deferred Compensation Plan, to receive a distribution of his vested account balances which will be paid in accordance with the terms of the Bonus Deferral Program.

Salvatore J. Rinaldi

We entered into an employment agreement with Mr. Rinaldi, dated as of August 7, 2007, which was amended in November 2007.

Mr. Rinaldi’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years.

The agreement provides for base salary of $375,000, which the Board may increase in its discretion.

In addition, the agreement provides, among other things, that Mr. Rinaldi has the right to:

•                  Participate in the bonus programs that we maintain for our executive officers of similar rank;

•                  Participate in our insurance, vacation, pension, and other fringe benefit programs; and

•                  Participate in our executive benefit programs at benefit levels comparable to his peer executive officers.

If we terminate Mr. Rinaldi’s employment without “cause” and no change in control occurred at the date of such termination, he will become entitled to the greater of:

•                  Continued payments of current base salary through the end of the employment term or a period of 36 months, whichever is longer; or

•                  A lump sum severance payment, within 30 days following Mr. Rinaldi’s termination, equal to the severance provided under our severance pay plan at the time of termination.

In the event that Mr. Rinaldi resigns for good reason or we terminate his employment without cause, on or after the public announcement of a change in control, he will become entitled to the following severance benefits under his employment agreement:

•                  Payment of a lump sum cash payment, within 30 days following Mr. Rinaldi’s termination, equal to three times the sum of:

•                  The highest annualized base salary paid to Mr. Rinaldi during the year of termination or the immediately preceding two calendar years, and

•                  The greater of:

•                  Mr. Rinaldi’s target bonus in the year of termination; or

•                  The highest bonus paid to Mr. Rinaldi with respect to one of the three calendar years immediately preceding the year of termination.

•                  Continuation, for three years, of certain welfare benefits in effect during the immediately preceding two calendar years (or a lump sum tax-effected payment in lieu thereof, if continued participation in such benefits is not permitted because he is no longer an employee)—less such amount as he was paying for such benefits at the time of his termination.

In connection with Mr. Rinaldi’s employment agreement, in general, a “change in control” has the same meaning as in Mr. Campanelli’s agreement, as described above.

In the event that the amounts and benefits payable under his employment agreement, when added to other amounts and benefits which may become payable, are such that he becomes subject to the excise tax provisions of Code Section 4999, Mr. Rinaldi is entitled to receive such additional amounts as will result in his retention of a net amount equal to the net amount he would have retained had the initially calculated payments and benefits been subject only to income and employment taxation.  In addition, Mr. Rinaldi’s employment agreement was revised in November 2007 to ensure that such agreement complies with the final regulations issued under Code Section 409A.

In all events, Mr. Rinaldi is subject to a covenant not to compete and an agreement not to solicit our customers or employees for 12 months following termination of the employment agreement.

M. Robert Rose

On November 11, 2007, we entered into a change in control agreement with Mr. Rose.  The agreement replaces the previous change in control agreement with Mr. Rose, dated January 1, 2001, which was to expire by its terms on December 31, 2007.  The new agreement automatically renews on January 1 of each year unless we give 60 days notice of nonrenewal.  Under the new agreement, if we or a successor terminates Mr. Rose’s employment without cause, or if Mr. Rose terminates employment for specified events of good reason within 24 months following a “change in control,” Mr. Rose will be entitled to certain severance benefits.  The severance benefits under Mr. Rose’s new change in control agreement are substantially similar to the benefits which would have been payable to Mr. Rose under the previous change in control agreement, and consist of the following:

•                  a lump-sum payment, within 30 days following Mr. Rose’s termination, equal to two times the sum of his highest base salary as of the date of termination and the two immediately preceding calendar years, and the greater of his target bonus in the year of termination or the highest bonus for the two immediately preceding calendar years; and

•                  continuation, for a period of two years, of all health and medical insurance benefits in effect during the immediately preceding two calendar years (or, to the extent such benefits cannot be provided under a plan because he is no longer an employee, a lump-sum payment equal to the after-tax cost of obtaining such benefits).

If severance payments and benefits under the agreement, when added to all other payments and benefits in the nature of “parachute payments” under Code Section 280G would cause the excise tax provisions of Code Section 4999 to apply, the amounts and benefits payable to Mr. Rose under the new change in control agreement would be reduced to the extent necessary to avoid the imposition of such excise tax. Alternatively, Mr. Rose may receive a “tax gross-up payment” if he agrees to enter into a covenant not to compete and an agreement not to solicit our customers or employees for 12 months following termination of the employment agreement.

Patrick J. Sullivan

On August 23, 2007, we entered into a change in control agreement with Mr. Sullivan.  The agreement replaces the previous change in control agreement with Mr. Sullivan, dated November 8, 2005, which was to expire by its terms on December 31, 2007.  The new agreement automatically renews on January 1 of each year unless we give 60 days notice of non-renewal.  The new agreement is substantially similar to Mr. Rose’s change in control agreement described above.

Post Termination Payments

James J. Lynch

We entered into an employment agreement with Mr. Lynch on September 16, 2002, We amended this agreement on May 30, 2006. On August 22, 2007, in connection with Mr. Lynch’s resignation effective September 30, 2007, we entered into a further amendment to the employment agreement.  The amended agreement:

•                  Reduced Mr. Lynch’s base salary, effective June 25, 2007, to $100,000 per year and eliminated provisions of his employment agreement entitling Mr. Lynch, as a matter of right, to participate in any of our incentive compensation or similar plans, other than welfare, retirement, and fringe benefit plans;

•                  Eliminated provisions in his employment agreement relating to a resignation for good reason and termination of employment after a change in control;

•                  Provided that, upon Mr. Lynch’s termination of employment on September 30, 2007, Mr. Lynch was to receive within 15 days of such termination:

•                  A lump-sum cash severance payment of approximately $2.0 million; and

•                  A lump-sum cash payment of approximately $30,000 in lieu of the continuation of any and all welfare benefits to which he was entitled under his amended employment agreement; and

•                  Clarified the noncompetition provision in his employment agreement to permit, under limited circumstances, Mr. Lynch to work with, or invest in, certain businesses which make investments in or provide services to entities in the financial services sector.

Upon Mr. Lynch’s resignation, he received a lump sum cash payment of $2,061,647 as provided in his amended employment agreement.

PENSION BENEFITS — 2007

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Joseph P. Campanelli	Enhanced Retirement Plan	10	$3,758,223	$0

Footnotes:

(1)                                 The present values of the accumulated benefit were calculated using the following actuarial assumptions:

Interest Rate:	5.75%
Mortality Table:	RP2000 Proj. 2006
Normal Retirement Age:	Age 55 and five years of service

Present values were calculated in accordance with FAS 87.

Enhanced Retirement Plan

The only plan with current participants that we maintain providing defined benefit pension-type benefits is the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan, which we refer to as the “Enhanced Retirement Plan.”  We adopted Enhanced Retirement Plan, effective as of June 1, 1997.

Under the Enhanced Retirement Plan, a selected executive team member who satisfies the Enhanced Retirement Plan’s requirements will be entitled to an enhanced retirement benefit to the extent the retirement benefits payable from the qualified retirement plans and certain other sources is less than a targeted level.  Such targeted level is an annual benefit equal to 60% of his or her average compensation (which includes salary, bonus, and deferred compensation but excludes income from the exercise of stock options).  The actual supplemental retirement benefit to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of the executive’s:

•                  Pension under the terminated qualified defined benefit retirement plan (determined as of March 31, 1999, the date benefit accruals ceased under such plan); and

•                  Calculated Social Security benefit.

In order to vest in the enhanced retirement benefit, an eligible executive must remain employed by us until age 55 and attain five years of service under our qualified retirement plan.  Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 and who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation.

The Enhanced Retirement Plan also provides for survivor’s and disability retirement benefits as well as benefits in the event of involuntary termination without “cause.” In the case of a change in control, special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements.  Under certain circumstances (such as certain misconduct and a breach of any applicable covenant not to compete),participants may forfeit their benefits under the Enhanced Retirement Plan.

On April 20, 2006, we selected Mr. Campanelli to participate in the Enhanced Retirement Plan.  On March 14, 2007, we amended the general benefit determination provisions of the Enhanced Retirement Plan to provide a benefit to Mr. Campanelli as described in his employment agreement (described above under “Description of Employment Agreements and Related Agreements”).

Mr. Campanelli’s amended benefit is an annual benefit, which ranges, depending on the circumstances surrounding the termination of his employment, from 35% of his average compensation up to a maximum of 45% of his average compensation.  If Mr. Campanelli’s employment terminates following our change in control for reasons other than for cause, he will automatically vest in his benefit at 45% of his average compensation.

As of December 31, 2007, Mr. Campanelli was the only active participant in the Enhanced Retirement Plan.  The amount set forth in the table does not reflect any reductions required by the terms of the Enhanced Retirement Plan as described above.

NONQUALIFIED DEFERRED COMPENSATION — 2007

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	At Last Fiscal
	in Last	in Last	in Last Fiscal	Withdrawals/	Year
	Fiscal Year	Fiscal Year	Year	Distributions	End
Name	($)(1)	($)	($)(1)	($)	($)
Joseph P. Campanelli	37,500	$37,500	$(645,658)	$360,451	$559,243
Mark R. McCollom	55,000	$55,000	$(199,002)	$0	$166,622
Salvatore J. Rinaldi	0	$0	$(88,889)	$0	$74,882
M. Robert Rose	22,000	$22,000	$(94,792)	$0	$79,450
Patrick J. Sullivan	23,375	$23,375	$(169,553)	$0	$142,419
James J. Lynch	0	$0	$(657,096)	$0	$553,694

Footnotes:

(1)                                  Includes $7 with respect to Mr. Campanelli, which amount is included in the Summary Compensation Table under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

In addition to the qualified retirement plan that we maintain for the benefit of all our eligible team members and the nonqualified defined benefit plans described above, certain of our executive officers participate in the nonqualified deferred compensation plans described below:

Deferred Compensation Plan

Effective November 1, 1997, our Board adopted the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program, which we referred to since its adoption as the “Bonus Deferral Program.”  On December 20, 2006, the Board amended the Bonus Deferral Program to make the Bonus Deferral Program similar to a traditional nonqualified deferred compensation plan.  Beginning with amounts earned in 2007, the revised Bonus Deferral Program, which we renamed the “Sovereign Bancorp, Inc. 2007 Nonqualified Deferred Compensation Plan,” and which we refer to in this proxy statement as the “Deferred Compensation Plan” has the following features:

•                  The Deferred Compensation Plan permits participants to defer up to 100% of their cash bonus and choose among various investment options upon which the rate of return of amounts deferred will be based.  We adjust participant’s accounts periodically to reflect the deemed gains and losses attributable to the deferred amounts.  The specific investment options mirror the investment options in our qualified retirement plan with some additional alternative investments available.

•                  We distribute all account balances in cash.

•                  We longer make matching contributions on the deferred amounts.

•                  Distribution events will be only as permitted under Code Section 409A.

•                  Participants are always 100% vested in the amounts deferred.

•                  We now permit directors of Sovereign and Sovereign Bank to defer receipt of cash fees received for service as a director.

The terms of the Bonus Deferral Program in effect prior to the amendment govern all deferrals made with respect to fiscal years before 2007.  These terms include:

•                  We permitted selected executive team member to defer annually receipt of 25% to 50% of his or her cash bonus for a given year.

•      We placed the deferred amount in a grantor trust and invested it in our common stock, which the trust’s independent trustee purchases on the open market.  We made a 100% matching contribution to the trust on behalf of the participant and invested it in our common stock.

•                  A participant becomes 100% vested in the aggregate of each year’s deferral, match, and earnings five years after the initial funding of such year’s contributions to the trust.

•                  A participant also vests in his or her account balance in the event of termination of employment due to death, disability, retirement, involuntary termination, or the occurrence of a change in control.

•                  Termination for cause or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amounts deferred by the participant.

•                  We pay the vested account balances in stock, in accordance with a participant’s prior election.

No named executive officer has deferred any salary or bonus earned in 2007 into the Deferred Compensation Plan since its amendment.  Amounts set forth in the Summary Compensation Table reflect amounts deferred for 2006 and prior years and that appear on our financial statements for the applicable year as compensation expense as required by Statement of Financial Accounting Standards No. 123(R).

Prior Deferred Compensation Plan

Through December 31, 1999, we maintained the Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan, which we refer to as the “Prior Deferred Compensation Plan.”  Payment of benefits under the Prior Deferred Compensation Plan are generally made following termination of employment under the option (which may include a lump sum) selected by the participant at the time a deferral election was made.  Deferrals under the Prior Deferred Compensation Plan ceased effective December 31, 1999.  We will distribute account balances under this plan in accordance with the terms of the plan and a participant’s prior distribution election when an event giving rise to distribution occurs.  Distribution events include retirement, death, disability, termination of employment, certain unforeseen emergencies, and a short-term payout option.  In addition, upon proper notice, a participant may elect at any time to withdraw all of the participant’s balance, less a 10% penalty.  The Prior Deferred Compensation Plan is considered “grandfathered” for purposes of Code Section 409A.

As of December 31, 2007, Mr. Campanelli was the only named executive officer who participated in the Prior Deferred Compensation Plan before its discontinuance.

Other Arrangements

Under Messrs. Campanelli’s and Rinaldi’s original employment agreements with us, dated July 1, 1997, and June 30, 1997, respectively, they are entitled to receive a payment of $20,461 and $14,739 (as of December 31, 2007), respectively, plus investment earnings, if any, in cash, payable when they receive a distribution of the balances in their respective employee stock ownership plan accounts in our qualified retirement plan. The payments are intended to equal the cash value of the contribution allocations that Messrs. Campanelli and Rinaldi would have received for 1998 had they been eligible to participate in our employee stock ownership plan during that year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of the named executive officers (other than Mr. Lynch, who, as we describe under “Post-Termination Payments,” resigned from employment effective September 30, 2007) will be entitled to certain benefits upon a change in control or upon the executive’s termination of employment.  These benefits are payable in accordance with their employment agreements.  We describe these agreements, including the material conditions or obligations applicable to the receipt of these benefits, under the caption “Description of Employment Agreements and Related Agreements.”  In addition, the named executive officers are entitled to benefits upon a change in control under certain plans and arrangements, which we described above under the caption “Our Compensation Plans.”

We calculated the potential post-employment and change in control payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2007, and assuming a price per share of our common stock of $11.40 (the closing price on December 31, 2007, the last trading day of the year).  We calculated Mr. Campanelli’s payments based on the provisions of his employment agreement, which we described above.  We valued the acceleration of unvested options based on the assumption that a change in control resulted in the cash out of the options for the spread of the exercise price and the price of our common stock on December 31, 2007 ($11.40).  Interest assumptions for the calculations used 120% of the appropriate monthly Applicable Federal Rate for December 2007.  None of our named executive officers are entitled to a post-termination payment (other than accrued salary and any other amounts payable in accordance with our retirement and insurance programs then in effect) in the event that the named executive officer voluntarily terminates employment without “good reason” or we terminate him for “cause.”  Actual amounts that we will pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or change in control and are likely to differ materially from the amounts set forth below.  The following table summarizes the potential payments based on the foregoing assumptions:

			Absent Change in Control		After Change in Control
	Change in Control	Disability	Involuntary Termination Not For Cause(1)	Voluntary Termination For Good Reason(1)	Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason(1)
Joseph P. Campanelli
Base salary	$0	$0	$1,738,398	$1,700,000	$2,550,000
Bonus	$0	$0	$2,312,070	$2,261,000	$3,391,500
Medical continuation(2)	$0	$0	$28,667	$28,062	$41,180
Value of Bonus Deferral Program(3)	$519,944	$0	$519,944	$519,944	$519,944
Value of supplemental short-term compensation award(4)	$225,500	$0	$0	$0	$225,500
Value of Enhanced Retirement Plan(5)	$10,691,831	$3,758,223	$3,758,223	$3,758,223	$10,691,831
Value of accelerated stock options(6)	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$1,906,354	$1,906,354	$0	$0	$1,906,354
Potential Excise Tax Gross-Up	$4,748,882	$0	$0	$0	$7,877,081
Total	$18,092,512	$5,664,577	$8,357,303	$8,267,230	$27,203,391

			Absent Change in Control		After Change in Control
	Change in Control	Disability	Involuntary Termination Not For Cause(1)	Voluntary Termination For Good Reason(1)	Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason(1)
Mark R. McCollom
Base salary	$0	$0	$1,311,567	$0	$1,650,000
Bonus	$0	$0	$377,572	$0	$1,567,500
Medical continuation(2)	$0	$0	$33,178	$0	$41,180
Value of Bonus Deferral Program(3)	$166,622	$0	$166,622	$166,622	$166,622
Value of supplemental short-term compensation award(4)	$225,500	$0	$0	$0	$225,500
Value of accelerated stock options(6)	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$438,091	$438,091	$0	$0	$438,091
Potential Excise Tax Gross-Up	$0	$0	$0	$0	$1,620,600
Total	$830,213	$438,091	$1,888,940	$166,622	$5,709,493
Salvatore J. Rinaldi
Base salary	$0	$0	$870,000	$0	$870,000
Bonus	$0	$0	$0	$0	$675,000
Medical continuation(2)	$0	$0	$0	$0	$41,180
Value of Bonus Deferral Program(3)	$60,143	$0	$60,143	$60,143	$60,143
Value of accelerated stock options(6)	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$326,040	$326,040	$0	$0	$326,040
Potential Excise Tax Gross-Up	$0	$0	$0	$0	$724,046
Total	$386,183	$326,040	$930,143	$60,143	$2,696,409
M. Robert Rose
Base salary	$0	$0	$0	$0	$483,616
Bonus	$0	$0	$0	$0	$280,000
Medical continuation(2)	$0	$0	$0	$0	$28,062
Value of Bonus Deferral Program(3)	$79,450	$0	$79,450	$79,450	$79,450
Value of accelerated stock options(6)	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$232,902	$232,902	$0	$0	$232,902
Potential Excise Tax Gross-Up(7)	$0	$0	$0	$0	$343,123
Total	$312,352	$232,902	$79,450	$79,450	$1,447,153
Patrick J. Sullivan
Base salary	$0	$0	$0	$0	$620,030
Bonus	$0	$0	$0	$0	$280,000
Medical continuation(2)	$0	$0	$0	$0	$28,062
Value of Bonus Deferral Program(3)	$142,419	$0	$142,419	$142,419	$142,419
Value of accelerated stock options(6)	$0	$0	$0	$0	$0
Value of accelerated restricted stock	$339,948	$339,948	$0	$0	$339,948
Potential Excise Tax Gross-Up(7)	$0	$0	$0	$0	$388,897
Total	$482,367	$339,948	$142,419	$142,419	$1,799,356

Footnotes:

(1)           For base salary, bonus, and medical continuation payment calculation, and time and form of such payments, see “Description of Employment and Related Agreements.”  In accordance with the terms of his employment agreement, we calculated Mr. Campanelli’s bonus payment upon an involuntary termination without cause or a voluntary termination for good reason prior to a change in control based on his target bonus in 2007.

(2)           Calculated as the present value of $15,000 per year. Assumes no increase in the cost of welfare benefits. Assumes no tax on welfare benefits.

(3)           For information about the Bonus Deferral Program, see the discussion following the table entitled “Nonqualified Deferred Compensation—2007.”

(4)           For information about the supplemental short-term incentive awards, see the description in the “Short-Term Incentive Compensation” section of our Compensation Discussion and Analysis.

(5)           For information about the Enhanced Retirement Plan, see the discussion following the table entitled “Pension Benefits—2007.”

(6)           All outstanding stock options were “out-of-the-money” as of December 31, 2007. Restricted stock awards will also vest upon the Executive’s death (the value of such accelerated restricted stock upon death is equal to the amounts set forth in the “Disability” column) . For details regarding acceleration of vesting of equity awards, see “Other Equity Compensation Plans.”

(7)           Executive is entitled to a tax gross-up payment in exchange for a one year restrictive covenant upon termination of employment.

DIRECTOR COMPENSATION IN FISCAL YEAR 2007

We believe that the amount, form, and methods used to determine compensation of our non-employee directors are important factors in: (i) attracting and retaining directors who are independent, interested, diligent, and actively involved in our affairs, (ii) substantially aligning the interests of our directors with the interests of our shareholders and (iii) providing a simple straight-forward package that compensates our directors for the responsibilities and demands of the role of director.

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2007:

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Incentive plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Name	($)	($)	($)(1)	($)	($)	($)		($)
P. Michael Ehlerman	$144,647	$117,780	$0	$0	$0	$0		$262,427
Brian Hard	$103,500	$70,929	$0	$0	$0	$0		$174,429
Marian L. Heard	$83,500	$70,929	$0	$0	$0	$0		$154,429
Gonzalo de Las Heras	$0	$0	$0	$0	$0	$0		$0
Andrew C. Hove, Jr.	$93,500	$70,929	$0	$0	$0	$0		$164,429
William J. Moran	$58,645	$58,598	$0	$0	$0	$0		$117,243
Maria Fiorini Ramirez	$71,145	$58,598	$0	$0	$0	$0		$129,743
Juan Rodriguez-Inciarte	$0	$0	$0	$0	$0	$0		$0
Alberto Sánchez	$0	$0	$0	$0	$0	$0		$0
Cameron C. Troilo, Sr.	$81,000	$70,929	$0	$0	$0	$0		$151,929
Ralph V. Whitworth	$76,205	$70,929	$0	$0	$0	$0		$147,134
Former Directors
Emilio Botin(2)	$0	$0	$0	$0	$0	$0		$0
Daniel K. Rothermel(3)	$62,410	$50,321	$0	$0	$0	$1,022,478	(4)	$1,135,209

Footnotes:

(1)           On December 31, 2007, Messrs. Rothermel and Troilo each had outstanding 126,000 unexercised, vested options to purchase shares of our common stock.  We granted these options under the Sovereign Bancorp, Inc. 1997 Non-Employee Directors’ Stock Option Plan, which we terminated on February 20, 2002.  We currently have no equity compensation plans that permit the grant of stock options to our non-employee directors.

(2)                                 Effective March 8, 2007, Mr. Botin resigned from the Board of Sovereign.

(3)                                 Effective May 3, 2007, Mr. Rothermel retired from the Boards of Sovereign and Sovereign Bank.

(4)                                 Represents Mr. Rothermel’s accrued balance under the Services Compensation Plan, which we describe below.

Director Plan

At the 2006 annual meeting of shareholders, our shareholders approved the Sovereign Bancorp, Inc. 2006 Non-Employee Director Compensation Plan, which we refer to as the “Director Plan.”  The Director Plan provides compensation to non-employee members of us, and certain subsidiaries of our subsidiaries in the form of cash and shares of our common stock.  We generally make payments on a quarterly basis in arrears.  Under the Director Plan, we annually establish the dollar amount of compensation.  For 2007, the compensation of our directors was:

•                  $50,000 in cash; plus

•                  $50,000 in shares of our common stock; plus

•                  $35,000 in cash if such director served as chairperson of the Audit Committee or as “Lead Director;” plus

•                  $25,000 in cash for each Board committee (other than the Audit Committee) for which the director serves as chairperson; plus

•                  $125,000 half in cash and half in shares of our common stock if such director served as the non-executive Chairman of our Board.

An individual who serves as both a director of Sovereign and Sovereign Bank is eligible to receive compensation under the Director Plan in both capacities.  Currently all of the directors of Sovereign Bank are also directors of Sovereign.  For 2007, the compensation of our directors for service on the Board of Sovereign Bank was:

•                  $21,000 in cash; plus

•                  $21,000 in shares of common stock.

Based in part on the recommendation of the Compensation Committee’s compensation consultant, the Compensation Committee determined to keep the compensation the same for 2008, except that:

•                  Effective January 1, 2008, members of our Board who are also employees of Santander (i.e., Messrs. de La Heras, Rodriquez-Inciarte, and Sánchez) will begin receiving the same fees as the other non-employee members of our Board, except that, due to restrictions in the Investment Agreement, they will receive their fees 100% in cash; and

•                  The Compensation Committee has approved the payment of an additional $25,000 in cash to Mr. Moran for his service during the fiscal year of 2008 as the Audit Committee’s “audit committee financial expert” (as such term is defined by SEC rules and regulations).

We amended the Director Plan to reflect these changes.

Directors Retirement Plan

Effective October 1, 2005, we amended the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan, which we refer to as the “Services Compensation Plan,” to “freeze” eligibility, participation, and benefit amounts.  The Services Compensation Plan provides that individuals who were directors at or prior to September 30, 2005 and who are non-employee directors on the date their service as a director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service.  The base for the payment amount does not include any other incentive compensation or other awards that we may have paid to a non-employee director during the course of any year.  To be eligible, a non-employee director must have 10 or more years of service as a director with Sovereign, Sovereign Bank, or an affiliate and attain age 65 during service with Sovereign or Sovereign Bank.

Non-employee directors who completed 10 years of Board service (including service as a non-employee director on the board of directors of any merged or acquired holding company, bank, or other affiliate) as of October 1, 2005, and attained age 65 as of October 1, 2005, are eligible to receive the retirement benefit described above.

We also amended the Services Compensation Plan, effective as of October 1, 2005, to provide that a director serving at that time, who did not complete 10 years of service as of October 1, 2005, or attain age 65 as of October 1, 2005, is eligible to receive a retirement benefit determined by reference to service and highest annual retainer as of September 30, 2005, provided such director completes 10 years of service and attains age 65 prior to termination of service.  In addition, the amended Services Compensation Plan provides that upon a change in control, each director serving before October 1, 2005, and who has completed five or more years of service, will be entitled to receive a retirement benefit.  On February 13, 2007, we further amended the Services Compensation Plan to comply with Section 409A of the Internal Revenue Code by requiring all payments to be made in a lump sum as soon as administratively practicable following the director’s termination of service.

The following table sets forth the amounts that each eligible non-employee director would have received under the Services Compensation Plan had such director ceased to be a director or we had a “change in control” (which has substantially the same meaning as described under the caption “Description of Employment Agreements — Joseph P. Campanelli”) on December 31, 2007:

Name	Amount
P. Michael Ehlerman	$169,030
Brian Hard	$495,623
Marian L. Heard	$3,027
Gonzalo de Las Heras	$0
Andrew C. Hove, Jr.	$155,035
William J. Moran	$0
Maria Fiorini Ramirez	$0
Juan Rodriguez-Inciarte	$0
Alberto Sánchez	$0
Cameron C. Troilo, Sr.	$894,432
Ralph V. Whitworth	$0

Mr. Botin was not entitled to and did not receive a benefit under the Services Compensation Plan upon his termination of service as a director.

Directors Participation in Deferred Compensation Plan

On December 20, 2006, the Board amended the Deferred Compensation Plan (the significant features of which we describe following the table entitled “Nonqualified Deferred Compensation—2007) to permit non-employee directors of Sovereign and of Sovereign Bank to elect defer cash fees earned beginning in 2007 into the Deferred Compensation Plan.  The relevant terms of the revised Deferred Compensation Plan, as described above, apply in the same manner to participants who are directors as they do to participants who are executive officers.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law.  Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct.  Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign.

Loans to Directors and Executive Officers

We are in the business of gathering deposits and making loans.  Like substantially all financial institutions with which it is familiar, we actively encourage our directors and the companies which they control and/or are otherwise affiliated with to maintain their banking business with Sovereign Bank, rather than with a competitor.  All banking transactions with our directors and such entities and affiliates are with Sovereign Bank, and are subject to regulation by the Office of Thrift Supervision.

All lending relationships between Sovereign Bank and our directors and the entities which they control are subject to Regulation O and are in compliance with Regulation O(1) In addition, in management’s opinion, all loans to directors and entities affiliated with them (whether or not controlled by them and therefore, subject to Regulation O) were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with similar customers and do not involve more than normal collection risk or present other unfavorable features.  We believe that the aggregate dollar amount of Sovereign Bank’s loans to directors and the entities they control or are otherwise affiliated with represent insignificant percentages of Sovereign Bank’s total loans and equity and ranks it somewhere near the middle of the 125 largest financial services companies with U.S. operations.  Because of the foregoing, we do not believe that public disclosure of director by director and affiliate by affiliate information is material or meaningful to shareholders, absent unusual facts and circumstances.  We believe this position is consistent with the disclosure positions of other large financial institutions.

In addition, Sovereign Bank provides other banking services to our directors and entities which they control or with which they are affiliated.  In each case, these services are provided in the ordinary course of Sovereign Bank’s business and on substantially the same terms as those prevailing at the time for comparable transactions with others.

Sovereign Bank, as part of its banking business, also extends loans to officers and employees of Sovereign and Sovereign Bank.  As of December 31, 2007, three of our five most highly compensated officer-employees of Sovereign had outstanding loans from Sovereign Bank.  Messrs. Campanelli, McCollom and Rose had home mortgage loans with Sovereign Bank with outstanding balances of $505,788, $874,941, and $775,000, respectively, as of December 31, 2007.  These mortgage loans, like similar loans made to other Sovereign employees, are priced at a 1% discount to market but contain no other terms which were different than terms available in comparable transactions with non-employees.

The 1% discount is discontinued when an employee terminates his or her employment with Sovereign.  In each case, loans to these three executive officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, including other employees of Sovereign or Sovereign Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.  Such loans also comply with Regulation O and were never non-accrual, past due, restructured or potential problem loans.

For information relating to certain transactions between Sovereign Bank and certain of our directors and their affiliates which the Board, in connection with its consideration of relationships between Sovereign and our directors

(1)          Regulation O deals with loans by federally regulated banks to “Insiders.” For purposes of Regulation O, an “insider” (“Insider”) means an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder.

Regulation O prohibits Sovereign Bank from making loans to an Insider unless the loan (i) is made on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by Sovereign Bank with other persons who are not subject to Regulation O and who are not employed by Sovereign Bank and (ii) does not involve more than the normal risk of repayment or present other unfavorable features.  Regulation O does not prohibit Sovereign Bank from making loans to Insiders pursuant to a benefit or compensation program (i) that is widely available to employees of Sovereign Bank and, in the case of extensions of credit to an Insider of its affiliates, is widely available to employees of the affiliates at which that person is an Insider and (ii) that does not give preference to any Insider of Sovereign Bank over other employees of Sovereign Bank and, in the case of extension of credit to an Insider of its affiliates, does not give preference to any Insider of its affiliates over other employees of the affiliates at which that person is an Insider.

The Bank is examined periodically by the Office of Thrift Supervision for compliance with Regulation O and internal controls exist within Sovereign Bank to ensure that compliance with Regulation O is maintained on an ongoing basis after such loans are made.

which might impact director independence, and believed warranted disclosure, see “Election of Directors — Independence of Directors and Certain Relationships.”

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with our management and with our independent auditor, including a discussion of the quality, not just the acceptability of our accounting principles as applied in its financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee met with management to discuss our disclosure controls and procedures and internal control over financial reporting.  The Audit Committee also met with the internal and independent auditors, with and without our management present, to discuss the results of their examinations and overall quality of our financial reporting.  The Audit Committee also reviewed with our Chief Executive Officer and Chief Financial Officer their certification relating to their evaluation of our disclosure controls and control over financial reporting, the completeness and accuracy of the financial statements and other financial information contained in the Annual Report on Form 10-K, and the process followed by the Chief Executive Officer and Chief Financial Officer to assure the truthfulness of such certificate.

The Audit Committee also discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the Audit Committee has discussed with the independent auditor, the auditor’s independence from Sovereign and its management, including the matters in the written disclosures and letters which were received by the Audit Committee from the independent auditor as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.  During the course of the year, the Audit Committee also reviewed and considered the compatibility of its independent auditor’s performance of certain non-audit services with the maintenance of such auditor’s independence.

Based on the process referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

This Report is not intended to be incorporated by reference into any filing made by Sovereign with the Commission under the Securities Act of 1933, as amended, or the Exchange Act.

Brian Hard, Chairman
William J. Moran, Vice Chairman
P. Michael Ehlerman
Marian L. Heard
Maria Fiorini-Ramirez
Ralph V. Whitworth

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees of the Independent Auditor

The following tables set forth the aggregate fees billed to Sovereign for the fiscal years ended December 31, 2007, and December 31, 2006, by our principal accounting firm Ernst & Young LLP.

Fiscal Year Ended December 31, 2007

December 31, 2007
Audit Fees	$4,357,597
Audit-Related Fees	498,299
Tax Fees	146,424
All Other Fees	0
Total Fees	$5,002,320

Audit fees in 2007 included fees associated with the annual audit of the financial statements and the audit of internal control over financial reporting of Sovereign, subsidiary audits required for certain subsidiaries that are registered with the Commission, the reviews of our Quarterly Reports on Form 10-Q, certain accounting consultations, consent to use its report in connection with various documents filed with the Commission, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2007 principally included accounting consultations, audits of employee benefit plans, audits of separate subsidiary financial statements required by their formation agreements, and attestation reports required under services agreements.

Tax fees in 2007 included tax compliance, tax advice and tax planning.

Fiscal Year Ended December 31, 2006

December 31, 2006
Audit Fees	$4,625,991
Audit-Related Fees	531,719
Tax Fees	128,631
All Other Fees	0
Total Fees	$5,286,341

Audit fees in 2006 included fees associated with the annual audit of the financial statements and the audit of internal control over financial reporting of Sovereign, subsidiary audits required for certain subsidiaries that are registered with the Commission, the reviews of our Quarterly Reports on Form 10-Q, certain accounting consultations, consent to use its report in connection with various documents filed with the Commission, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2006 principally included accounting consultations, audits of employee benefit plans, audits of separate subsidiary financial statements required by their formation agreements, and attestation reports required under services agreements.

Tax fees in 2006 included tax compliance, tax advice and tax planning.

The Audit Committee considered whether the provision of non-audit services by our principal auditor during 2007 was compatible with maintaining auditor independence.

The Audit Committee began considering whether the non-audit services proposed to be performed by Ernst & Young LLP in advance of such performance for compatibility with their independence beginning in September 2002.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditor

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.  For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service.  The Audit Committee may delegate pre-approval authority to one or more of its members.  Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting.  There were no waivers by the Audit Committee of the pre-approval requirement for permissible on-audit services in 2007.

PROPOSAL TO RATIFY AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008.  No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2007.  Representatives of Ernst & Young LLP are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

The Board recommends that shareholders vote “FOR” the ratification of the Audit Committee’s appointment of Ernst &Young LLP as Sovereign’s independent auditor for the fiscal year ending December 31, 2008.

The affirmative vote of a majority of all votes cast at the meeting is required to ratify the appointment.  Abstentions and broker non-votes will not be counted as votes cast at the meeting, and therefore, will have no effect on this proposal.  If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, your shares will be voted “FOR” ratification of the appointment.

PROPOSAL TO AMEND THE 2004 PLAN

At the meeting, shareholders will be asked to approve the following amendment to the 2004 Plan.  Our Board of Directors adopted this amendment on March 3, 2008, but this amendment will not become effective unless and until it is approved by the shareholders:

Increase the Number of Shares Available for Grant as Restricted Stock.  The 2004 Plan allows us to make grants as stock options or restricted stock.  The 2004 Plan limits the number of shares available for awards as restricted stock to 6,300,000.  The proposed amendment will (i) increase the number of shares that we may award as restricted stock by 3,000,000 so that we may issue up to 9,300,000 shares as restricted stock, (ii) decrease the maximum number of shares of our common stock that may be granted as stock options to equal 4,450,000, and (iii) decrease the maximum number of shares of our common stock that are issuable under the 2004 Plan to equal 13,750,000.

Upon shareholder approval of the amendment, we will reallocate the total number of shares available for grant under the 2004 Plan by decreasing the number of shares which may be granted as stock options (currently 9,450,000) by 5,000,000 so that we may only issue up to 4,450,000 shares as stock options (with the maximum number of shares for which incentive stock options may be granted reduced from 5,000,000 to 2,450,000).  In addition, we will also decrease the aggregate share limit by 2,000,000 shares to 13,750,000 shares.

Our shareholders originally approved the 2004 Plan on April 22, 2004.  We subsequently amended the 2004 Plan to comply with Code Section 409A.  At the time of its original approval by shareholders, we could issue a total of 15,000,000 shares under the 2004 Plan, but we could issue only 6,000,000 shares as restricted stock (such amounts were subsequently increased as a result of a stock dividend declared in June 2006).  Beginning in 2007, as we describe in the Compensation Discussion and Analysis, because of a change in our compensation philosophy, we transitioned the primary vehicle for providing long-term incentive compensation for our key team members from stock options to restricted stock.  As a result, we have made more awards of restricted stock, and less grants of stock options, than we anticipated when we adopted the 2004 Plan.

As of December 31, 2007, we had made stock option grants of 456,320 and restricted stock awards of 3,497,381 shares of our common stock under the 2004 Plan.  After making our annual short- and long-term incentive compensation awards in March 2008, only 81,230 shares will be available for award as restricted stock under the 2004 Plan.  For the remainder of 2008 through early 2009, consistent with our compensation philosophy, we expect to make annual long-term incentive awards of restricted stock as well as new-hire inducement awards and retention bonuses.  If the shareholders do not approve the amendment to the 2004 Plan, our Human Resources Department estimates that we will exhaust all or most of the remaining allotment of shares available for award as restricted stock before our 2009 annual meeting of shareholders.

Our Board approved the foregoing amendment based in part on a belief that this amendment gives us greater flexibility to structure future incentives and better attract, retain, and reward our key team members.  We anticipate that the additional 3,000,000 shares authorized to be awarded as restricted stock under the 2004 Plan, if approved, will permit us to award restricted stock consistent with our past practice through our 2009 annual meeting of shareholders.  If shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2004 Plan will continue in effect.

Overview of the 2004 Plan

Purpose of 2004 Plan

The 2004 Plan permits us, under the supervision of the Compensation Committee, to grant stock option and restricted stock awards to team members.  The purpose of these stock awards is to attract and retain competitively superior people, further align team member and shareholder interests, closely link team member compensation with our performance, and maintain high levels of team member stock ownership.  The 2004 Plan also provides an essential component of the total compensation package offered to key team members and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

The 2004 Plan is designed to reflect prevailing corporate governance and executive compensation best practices.  The following is a summary of its key provisions with the proposed amendment:

Plan Effective Date:	April 22, 2004

Eligible Participants:	All team members of Sovereign and its subsidiaries and affiliates

Shares Authorized:	13,750,000

Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 2.8%

Award Types:	(1) Incentive stock options with a term no longer than 10 years; (2) Nonqualified stock options with a term no longer than 10 years and one month; and (3) Restricted stock

Share Limits Per Person:	Awards may not exceed stock options to acquire 300,000, and restricted stock awards for 100,000, shares of common stock during any period of 12 consecutive months

Incentive Stock Options Authorized:	No more than 2,450,000 shares may be granted as incentive stock options

Restricted Stock Authorized:	No more than 9,300,000 of total of 13,750,000 shares authorized

Vesting:	Determined by Compensation Committee

Performance Criteria:	Determined by Compensation Committee

Not Permitted:

(1)   To increase number of shares authorized under Plan;

(2)   To grant stock options at a price below fair market value;

(3)   To authorize repricing of stock options; and

(4)   To change per person share limit

Eligibility

Only team members of Sovereign and its subsidiaries and affiliates are eligible to receive awards under the 2004 Plan.  The Compensation Committee determines which team members will be eligible to receive awards under the 2004 Plan.

Awards

All awards under the 2004 Plan to our senior executive officers are performance-based and designed to comply with Code Section 162(m).  Subject to plan limits, the Compensation Committee has the discretionary authority to determine the size of an award, any vesting requirement, and the performance-based requirements.  The size of the awards made under the 2004 Plan (both stock options and restricted stock) is directly related to our performance.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase, or exchange of our common stock or similar event affecting the common stock, the number and kind of shares granted under the 2004 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options are automatically adjusted.

Exercise Price and Exercisability of Stock Options

The exercise price of stock options granted under the 2004 Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years in the case of an incentive stock option and 10 years and one month in the case of a nonqualified stock option.  The Compensation Committee determines at the time of grant when each stock option becomes exercisable.  Any award made under the 2004 Plan to a “Senior Officer” (as defined in the 2004 Plan) must be subject to one or more performance goals and will not fully vest or become exercisable until at least three years have elapsed from the date of the award.  A participant may pay the exercise price of a stock option in cash, common stock owned by the participant, or by a combination of cash and common stock.  We require prior to issuing common stock under the 2004 Plan, that the participant remit an amount in cash or common stock sufficient to satisfy any tax withholding requirements.

Vesting of Restricted Stock

Awards of restricted stock lose their restrictions at the conclusion of a specified period of continuous employment with us and/or achievement of specified performance criteria.

Transferability

Stock options granted under the 2004 Plan are transferable only as provided by the rules of the Compensation Committee, by the participant’s last will and testament, and by the applicable laws of descent and distribution.  Restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change in Control

Stock options and restricted stock awarded under the 2004 Plan become exercisable/fully vested upon the occurrence of a “change in control” (as defined in the 2004 Plan).

Termination, Death and Retirement

Subject to certain exceptions, nonqualified stock options expire two years after the termination of a participant's employment.  Incentive stock options expire three months after termination of a participant's employment.  The Compensation Committee may provide that any service requirement may accelerate or be waived upon the death or disability of an option holder.  Performance goals cannot be accelerated or waived by the Compensation Committee for any option holder except if a change in control occurs or under certain limited circumstances (applicable to non-Senior Officers only) described more fully in the 2004 Plan.

Restricted stock awards are generally subject to the same provisions with respect to vesting and achievement of performance goals as described above.  Options and restricted stock awards are forfeited if a participant is terminated “for cause” (as defined in the 2004 Plan) or voluntarily terminates employment with us.

The Compensation Committee administers the 2004 Plan.  The Compensation Committee selects the team members who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants.  The Compensation Committee may interpret the 2004 Plan and establish, amend, and rescind any rules relating to the 2004 Plan.  The Compensation Committee may delegate certain of its responsibilities to the Human Resources Department.

Amendments

Subject to approval of the Board of Directors, where required, the Compensation Committee may terminate, amend, or suspend the 2004 Plan, provided that no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Adjustments section) without the approval of the shareholders to:

(1)                                  Materially increase the number of shares that may be issued under the 2004 Plan;

(2)                                  Permit granting of stock options at less than fair market value;

(3)                                  Permit the repricing of outstanding stock options;

(4)                                  Permit the reload of exercised stock options; and

(5)                                  Amend the maximum shares set forth that may be granted as stock options to any team member.

Tax Consequences

Stock option grants under the 2004 Plan can be either incentive stock options, which qualify for favorable tax treatment or nonqualified stock options which do not so qualify.  There are generally no federal income tax consequences to a participant or to us by reason of the grant or exercise of an incentive stock option.  The exercise of an incentive stock option, however, may increase the participant's alternative minimum tax liability, if any.  If a participant holds shares acquired through exercise of an incentive stock option for two years from the date on which the option is granted and for more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on the disposition of such shares will be long-term capital gain or loss.  Generally, if the participant disposes of the shares before the expiration of either of these holding periods (which we call a “Disqualifying Disposition”), then at the time of disposition, the participant will realize taxable ordinary income equal to the lesser of: (i) the excess of the shares' fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale.  The participant's additional gain or any loss upon the Disqualifying Disposition will be a capital gain or loss, which will be long-term or short-term, depending upon whether the participant held the shares for more or less than one year.

There are no tax consequences to the participant or to us by reason of the grant of a nonqualified stock option.  Upon the exercise of a nonqualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares’ fair market value on the exercise date over the exercise price.  We are required to withhold, from regular wages, an amount based on the ordinary income recognized by the participant.  Subject to the provisions of Code Section 162(m) and satisfaction of tax reporting requirements, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.  Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option.  Such gain or loss will be long-term or short-term, depending on whether the participant held the shares for more or less than one year.

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000.  Compensation attributable to options when combined with all other types of compensation that a covered employee received from us may cause this limitation to be exceeded in any particular year.  Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury Regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, their per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as specified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by shareholders.  It is our intention to have awards under the 2004 Plan to executive officers constitute “performance-based compensation” in accordance with the provisions of Code Section 162(m).

Restricted stock awards are taxed under Code Section 83.  Generally, no tax is due when the award is initially made, but an award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable).  Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.  We are required to withhold applicable taxes when the award vests.  We will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the Participant.

Shareholder Approval

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE 2004 PLAN.

ADDITIONAL INFORMATION

2009 Annual Meeting

Our 2009 annual meeting of shareholders will be held on or about May 7, 2009, subject to the right of our Board to change such date based on changed circumstances.

Shareholder Proposals

In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice of such proposal in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting.  If the 2009 annual meeting is held on May 7, 2009, this period will begin on December 8, 2008 and end on February 6, 2009.

If any shareholder desires to submit a proposal to be considered for inclusion in our proxy materials relating to our 2009 annual meeting of shareholders, then in accordance with the rules of the Commission, such shareholder must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 75 State Street, Boston, Massachusetts  02109 (Attn: Secretary), on or before November 24, 2008.

Nominations for Election of Directors

In accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by our bylaws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting.  If the 2009 annual meeting is held on May 7, 2009, this period will begin on January 7, 2009 and end on February 6, 2009.

Shareholders may also recommend qualified persons for consideration by the Board to be included in our proxy materials as a nominee of the Board.  Shareholders making a recommendation must submit the same information as that required to be included by us in our proxy statement with respect to nominees of the Board, and such recommendation should be submitted in writing to the address and in such time period as noted in the preceding paragraph.

Annual Report for 2007

Our Annual Report to the Shareholders for the fiscal year ending December 31, 2007 has been made available online as provided for in the Notice.  Our Annual Report is available to shareholders for their information.  No part of the Annual Report is incorporated by reference herein.

Upon request of any shareholder, a copy of our Annual Report on Form 10-K for its fiscal year ending December 31, 2007 (filed with the Commission on February 29, 2008), including a list of the exhibits thereto, required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, may be obtained, without charge, by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania  19610, or by calling Sovereign Investor Relations directly at (800) 628-2673.  Each request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of our common stock entitled to vote at the meeting.

Householding

Only one Notice, Annual Report and proxy statement, as the case may be, will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if any shareholder residing at such an address desires to receive a separate Notice, Annual Report or proxy statement in the future, he or she may telephone our Investor Relations Department at (800) 628-2673 or write to Investor Relations at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania  19610 or by E-mail at investor@sovereignbank.com.  If you are receiving multiple copies of our Notice, Annual Report and proxy statement, please request householding by contacting Investor Relations in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

Gertrude M. Hackney
Secretary

Appendix A

Sovereign Bancorp, Inc.
Categorical Standards for Independence

The rules of the New York Stock Exchange (“NYSE”) provide that a non-management director of Sovereign Bancorp, Inc. (“Sovereign”) does not qualify as independent unless the Board of Directors of Sovereign (the “Board”) affirmatively determines that the non-management director has no material relationship with Sovereign.  The NYSE rules require the Board to consider all the relevant facts and circumstances in determining the materiality of a non-management director’s relationship with Sovereign, and permit the Board to adopt and disclose categorical standards to assist the Board in making determinations of independence.  Accordingly, the Board has adopted the categorical standards outlined below to assist the Board in determining whether a non-management director has a material relationship with Sovereign which would impair the director’s independence.  These categorical standards for independence should be read together with the NYSE’s independence rules.  A fundamental premise of independence is that any permitted transaction between Sovereign and a non-management director, an immediate family member of anon-management director or their respective affiliations, shall be on arms-length and upon market terms.

The following relationships will not be considered to be relationships that would have a material adverse impact on a non-management director's independence:

(i)             any loan made by Sovereign or Sovereign Bank in accordance with Regulation O(1);

(ii)            any deposit, savings, checking, cash management, trust, or similar account or any other fee-based service which a non-management director (or an immediate family member), or any organization or entity of which the non-management director (or an immediate family member) is a director, executive officer, partner, or controlling shareholder(2), maintains with or receives from Sovereign Bank in accordance with Sovereign Bank’s policies and on the same or similar terms as those which are available to other similar customers of Sovereign Bank;

(iii)           a non-management director who receives (or whose immediate family member receives) less than $50,000 during any twelve month period in the last three years in direct compensation from Sovereign or any Sovereign affiliate, excluding the director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)          a non-management director (or an immediate family member) is a director, executive officer, controlling shareholder, partner, member or employee of a private or public for-profit entity which has made payments to, or received payments from, Sovereign or any Sovereign affiliate for property or services in an amount which at any time during the current or preceding three fiscal years does not exceed the greater of $1 million or 2% of the other entity’s gross consolidated revenues;

(v)           if a non-management director (or an immediate family member) is a director, executive officer, controlling shareholder(2), partner, member or employee of a private or public for-profit entity(excluding any entity covered in paragraph (vi) below) which is or was indebted to

(1) For a loan to be in compliance with Regulation O, the loan (i) must be made in the ordinary course of business, (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with nonaffiliated parties, except as permitted by applicable federal banking law, and (iii) must not involve more than the normal risk of repayment or present other unfavorable features. Compliance with Regulation O is monitored by the Office of Thrift Supervision, Sovereign Bank’s primary federal regulator, as well as Sovereign Bank as staff.

(2) A “controlling shareholder,” for the purposes of these categorical standards, means a shareholder holding 10% or more of the voting power in any for-profit entity.

Sovereign Bank and at any time during the current or preceding three fiscal years (a) the total amount of indebtedness of such other entity to Sovereign Bank does not exceed 1% of the total consolidated assets of Sovereign, (b) the total amount of indebtedness of such other entity to Sovereign Bank does not exceed 5% of the total consolidated assets of such other entity, and (c) the aggregate amount of interest and fees paid to Sovereign and any of its affiliates by such other entity does not exceed the greater of $1 million or 2% of the consolidated gross revenues of such other entity;

(vi)          if a charitable, educational or governmental entity which is or was indebted to Sovereign Bank and either:

(x)            a non-management director (or an immediate family member) is a director, trustee, executive officer, employee or other fiduciary of such entity and at any time during the current or preceding three fiscal years (a) the total amount of indebtedness of such entity to Sovereign Bank does not exceed 2% of the total consolidated assets of such entity and (b) the aggregate amount of interest and fees paid to Sovereign and any of its affiliates by such other entity does not exceed the greater of $1 million or 2% of the consolidated gross revenues of such other entity; or

(y)           the non-management director is not a current employee (or an immediate family member is not a current executive officer) of such entity; such non-management director serves, without compensation, as a director or trustee, or other fiduciary of such entity, and such non-management director did not sponsor, organize or found such entity; or

(vii)         if a non-management director (or an immediate family member) is a director, trustee, or other fiduciary of a charitable, educational or governmental entity, and Sovereign’s and its affiliates’ aggregate discretionary contributions to the entity at any time during the current or preceding three fiscal years does not exceed the greater of $1 million or 2% of the total consolidated gross revenues of that entity (Sovereign’s automatic matching of charitable contributions will not be included in the amount of charitable contributions for this purpose).

SOVEREIGN BANK

COMMUNITY BANKING OFFICE LOCATIONS

1130 BERKSHIRE
BLVD. MC 11900IR5
WYOMISSING, PA 19610

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sovereign Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SVCOM1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOVEREIGN BANCORP, INC.	For	Withhold	For

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER NO. 1, NO. 2 AND NO. 3.	All	All	All Except

MATTER NO. 1: ELECTION OF FOUR CLASS III DIRECTORS TO SERVE UNTIL 2011 01) Joseph P. Campanelli 02) William J. Moran 03) Maria Fiorini Ramirez 04) Alberto Sànchez	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain

MATTER NO. 2:

TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF SOVEREIGN’S BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008; AND

	☐	☐	☐
MATTER NO. 3: TO APPROVE THE AMENDMENT TO THE SOVEREIGN BANCORP, INC. 2004 BROAD-BASED STOCK INCENTIVE PLAN	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report, Admission Ticket and Reply postcard are available at www.proxyvote.com.

I/We hereby appoint Richard Toomey, Salvatore Rinaldi and Gertrude M. Hackney, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/us on February 29, 2008, at the Annual Meeting of Shareholders to be held on Thursday, May 8, 2008, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF CLASS III DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR 2008 AND FOR THE PROPOSAL TO AMEND THE SOVEREIGN BANCORP, INC. 2004 BROAD-BASED STOCK INCENTIVE PLAN. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To vote by mail, please vote and sign on the other side.

TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED
ENVELOPE AFTER COMPLETING, SIGNING AND DATING.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report, Admission Ticket and Reply postcard are available at www.proxyvote.com.

Dear Plan Participant:

The enclosed proxy materials have been prepared by the Board of Directors of Sovereign Bancorp, Inc. (“Sovereign” or the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders scheduled for May 8, 2008. All matters to be voted upon are extremely important and are fully described in the enclosed proxy statement. Please read it carefully. Please note that shares you hold in one or more Sovereign retirement plans (including plans previously maintained by acquired banks) are all included on this proxy card. If you are a direct shareholder of Sovereign, you will receive additional proxy solicitation materials, including a proxy card, to vote shares not held in a plan. That proxy card cannot be used to direct the voting of shares held in a plan.

DIRECTIONS TO THE TRUSTEE

Only the trustee (the “Trustee”) of a Sovereign-Sponsored plan (a “Plan”) can vote the shares of Company stock (“Shares”) held by a Plan. However, under the terms of a Plan, each participant may act as a “Named Fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for the purpose of voting Shares allocated to the participant’s account. The Trustee is required to follow proper instructions of named fiduciaries that are in accordance with the terms of a Plan and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “Named Fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to plan participants and beneficiaries.

If you choose to act as a “Named Fiduciary”, you are entitled to instruct the Trustee how to vote the Shares allocated to this account. By voting, you are accepting your designation under a Plan as a “Named Fiduciary” for purposes of voting these Shares with respect to the Annual Meeting. You should, therefore, exercise your rights prudently. Unallocated Shares and Shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in accordance with the terms of a Plan and its related trust document.

CONFIDENTIALITY AND INSTRUCTIONS

How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote these Shares in the manner you think best.

VOTING DEADLINE

Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on May 5, 2008. The Trustee cannot insure that instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and vote to insure the vote is received on or before May 5, 2008 by Internet, telephone or mail. If the Trustee does not receive timely instructions from you, the Trustee will vote these Shares in accordance with the terms of a Plan and its related trust document.

FURTHER INFORMATION

If you have questions regarding this information, you may contact Sovereign Human Resources at (800) 210 - 1426 between 8:00 A.M. and 5:00 P.M. Eastern Time, Monday through Friday (press Option 3 for Benefits, then Option 3 again for the retirement plans).

Your ability to instruct the Trustee how to vote these Shares is an important part of your rights as a Plan participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

SOVEREIGN BANCORP, INC.